Exhibit 10.11

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Cooperation Agreement

Table of Contents

1	Interpretation	2
2	Scope	16
3	Intellectual Properties	16
4	Exclusivities	19
5	Performance, delivery and documentation	20
6	Pre-installation Tests	27
7	Conditional Acceptance Tests	29
8	Final Acceptance Tests	32
9	Project schedule and extension of time	35
10	Support services	36
11	WeRide personnel	36
12	Project management	37
13	Warranty period	38
14	Change management	40
15	Invoice and payment	41
16	Insurance	45
17	Representations and warranties	47
18	Data compliance, Data security and Cyber Security	48
19	Export control	50
20	Confidentiality and publicity	50
21	Liabilities	52
22	Indemnifications in general	54
23	Indemnification from liability and liability for the infringement of third party IP	54
24	Duration	58
25	Termination	58
26	Tax	63
27	Notices	63
28	Test Recognition	64
29	Competitiveness	64
30	Compliance	64
31	Assignment	65
32	No partnership or agency	65
33	Force majeure	65
34	Remedies	66
35	Waiver	66
36	Entire agreement	66
37	Variation	66
38	Severance	66
39	Governing law and dispute resolution	67
40	Counterparts	68
41	Basis of this Agreement and order of precedence of the contractual terms	68
42	Other projects	69
	Table of Contents of the Appendixes and Schedules of this Agreement	70

This Cooperation Agreement (this “Agreement”) is entered into by and between the following parties on May 24, 2022:

(1)	Bosch Automotive Products (Suzhou) Co., Ltd., a company incorporated under the laws of PRC, having its uniform social credit code of ***** and its registered address at ***** (“Bosch”); and

(2)	Guangzhou WeRide Technology Limited Company, a company incorporated under the laws of PRC, having its uniform social credit code of ***** and its registered address at ***** (“WeRide”, or “Supplier”).

Bosch and WeRide are hereinafter collectively referred to as “Parties” and individually as “Party”.

Whereas

(1)

WeRide Inc. (an Affiliate of WeRide) has entered into the [***] with Bosch (China) Investment Ltd. (a Bosch Group Company) in [***] in respect of the cooperation regarding the automated driving business.

(2)	WeRide has accepted and signed on [***] a [***] exclusive counter offer in respect of the Project provided by Bosch and has accepted and signed on [***] a supplement to such exclusive counter offer.

Agreed Terms

1	Interpretation

1.1	Unless otherwise specified hereunder, the terms used in this Agreement shall have the following meanings:

Acceptance Criteria	Shall have the meaning as given in clause 7.3.

Affiliates	In relation to a Legal Person, shall mean any natural person, enterprise, corporation, partnership, trust or other Legal Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Legal Person, and any trust the beneficiary of which is any of the above.

After-SOP Royalties	Shall mean the royalties to be paid by Bosch and/or other Bosch Group Companies designated by Bosch for the license of the WeRide Background IP in accordance with clause 3, which shall be paid in accordance with Appendix 10 Part II (After-SOP Royalties).

Agreement	Shall have the meaning as given in preamble.

Applicable Data Protection Laws	Shall mean any applicable laws, regulations and other legislative and administrative documents relating to Data protection, Data security, Data privacy and Cyber Security that have already come into effect as of the Commencement Date or become effective during the Term, in the PRC, Europe or other applicable jurisdictions (if applicable), including but not limited to PRC Data Protection Laws and European Data Protection Laws.

[***]	Shall have the meaning as given in clause 5.6.

[***] License Agreement	Shall mean the [***] entered into by WeRide and Robert Bosch GmbH which has come into effect on [***].

Arbitral Tribunal	Shall have the meaning as given in clause 39.5.

Automated Driving Business	Shall mean business for [***] automated driving systems, [***] assisted driving systems and [***] parking systems for passenger vehicles with 7 or less seats (including driver seat). For the avoidance of doubt, for purpose of this Agreement, [***] parking systems shall only include [***] but exclude [***].

Before-SOP Royalties	Shall mean the royalties to be paid by Bosch and/or other Bosch Group Companies designated by Bosch for the license of the WeRide Background IP in accordance with clause 3, which is included in the Price as set out in Appendix 10 Part I (Price and its Breakdown).

Big Four	Shall mean Deloitte, Ernst & Young (EY), PricewaterhouseCoopers (PwC), and KPMG.

Black-box (for delivery)	Shall mean [***].

Bosch	Shall have the meaning as given in preamble.

Bosch Background IP	Shall have the meaning as given in clause 3.8.

Bosch Group Companies	Shall refer to Robert Bosch GmbH with its corporat seat in ***** and all companies in which Robert Bosch GmbH holds the Industrial Leadership and any other holding of Robert Bosch GmbH, in which Robert Bosch GmbH does not hold the Industrial Leadership but otherwise agreed between Bosch and WeRide in each individual case.

Business Day	Any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC.

Business Requirements Specification	Shall mean the specification agreed by the Parties which sets out Bosch’s technical, quality, project schedule and milestones, and other business requirements regarding the Deliverables for the Project, including but not limited to the technical requirements as set out in Appendix 1 (Technical Requirements), the quality requirements as set out in Appendix 2 (Quality Requirements), the project schedule as set out in Appendix 3 (Project Schedule), the statement of work as set out in Appendix 4 (SOW), technical project definition as set out in Appendix 5 (Technical Project Definition), technical requirements for cyber security as set out in Appendix 6 (Technical Requirements for Cyber Security), [***] delivery list as set out in Appendix 7 [***], code of ethics for AI as set out in Appendix 8 (AI Codex), and test criteria as set out in Appendix 14 (Test Criteria Format), which may be detailed in accordance with clause 5.16, may be updated in accordance with clause 5.17 and may be subject to further adjustment in accordance with the change management procedures under clause 14.

Bosch Foreground Data	Shall have the meaning as given in clause 3.10.

Bosch Foreground IP	Shall mean any and all IP created or developed jointly or separately by WeRide, its Affiliates, Bosch, and/or other Bosch Group Companies for the purpose of the Project after the Commencement Date.

Change Request	Shall have the meaning as given in clause 14.2.

Change Request Decision	Shall have the meaning as given in clause 14.4.

Change Request Implementation Plan	Shall have the meaning as given in clause 14.3.

[***]	Shall mean [***], not including the [***]-based joint ventures, subsidiaries or successors of foreign OEM, which [***] award and source their projects within [***] and outside of [***] .

CIETAC	Shall have the meaning as given in clause 39.4.

Control	Shall mean direct or indirect ownership of fifty percent (50%) or more of the registered capital/equity or at least fifty percent (50%) of the voting rights of said Legal Person or the power to appoint the majority of the directors on the board or to determine the policy and direction of such Legal Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

Confidential Information	Shall mean any and all information that can be communicated received by each Party, or WeRide’s Affiliates or other Bosch Group Companies from the first communication between Bosch Group Companies and WeRide on this Project retroactively (i.e. on [***] when the Framework NDA entered into force), for example Data, drawings, 3D models, drafts, sketches, plans, descriptions, specifications, measurement and test results, testing methods, calculations, experience, processes, molds, installations, tools, patent applications not yet published, know-how, trade secrets, commercial documents, marketing strategies, purchasing addresses, cooperation partners, names of customers, hardware and Software configurations, access passwords or Software, the existence, ongoing and termination of this Agreement and any relevant negotiation matters, regardless of its physical form or characteristics disclosed in connection with the contractual purpose, regardless of whether it is marked as “confidential” or not, and which constitutes trade secrets because (1) it is secret in the sense that it is not, as a body or in the precise configuration and assembly of its components, generally known among or readily accessible to natural person or Legal Person within the circles that normally deal with the kind of information in question, (2) it has commercial value because it is secret and (3) it has been subject to reasonable steps under the circumstances, by the natural person or Legal Person lawfully in control of the information, to keep it secret.

Confidentiality Period	Shall have the meaning as given in clause 20.1.

Commencement Date	Shall mean the date on which this Agreement becomes effective, unless otherwise agreed by the Parties, shall mean the date as set out in the beginning of this Agreement.

Conditional Acceptance Certificate	Shall have the meaning as given in clause 7.5.

Conditional Acceptance Tests	Shall have the meaning as given in clause 7.1.

Corner Case	Shall mean [***].

Cyber Security	Shall mean the initial implementation and continuous maintenance of measures, activities and processes to ensure the availability, confidentiality, authenticity and integrity of (1) the Deliverable, Software, and hardware of system; and (2) Data and information in an information technology environment, including but not limited to network security, application security, endpoint security, no interruption of such security, no damage, alteration or leakage of information in the system due to accidental or malicious acts.

Cyber Security Incidents	Shall mean events caused by human error, external attack, Defects in Software or hardware, breakdown of network or information system, natural disaster, etc., in which Cyber Security is either violated, attempts of violation have occurred or in which such violation is reasonably suspected, including but not limited to the discovery of security gaps, Vulnerabilities, falsification, loss, or damage of Data, cyberattacks, illegal occupation and control of network resources, Malware infections, misuse of Data, illegal access, Data leaks and/or unauthorized access of third parties to systems, Data, Software or any Deliverable.

Data	Shall mean any data in any digital format, including but not limited to all training data, parameters and hyperparameters of artificial intelligence networks, validation data, scenario, tag database.

Data Controller	Shall mean any Party or its Affiliates/other Bosch Group Companies (if applicable) which alone or jointly with others determines the purposes and means of the processing of personal Data under Applicable Data Protection Laws.

Data Processor	Shall mean any Party or its Affiliates/other Bosch Group Companies (if applicable) which processes personal Data on behalf of Data Controller under Applicable Data Protection Laws.

Defect	Shall mean any fault, imperfection or shortcoming in the quality, quantity, potency, purity, Vulnerabilities or standard which leads to unreasonable danger in the products where such danger threatens personal safety or the safety of third party property, or where a product is governed by national or industry standards for protection of health or personal safety or the safety of property, non-compliance of the product with such standards.

Deliverables	Shall mean Wave 3.2 Deliverables and Wave 3.3 Deliverables (including all applicable documentation, Data, services, reporting, Software or other work results), as required under this Agreement and its appendixes and schedules.

Delivery Note	Shall mean a note in the form and substance as set out in Appendix 21 (Delivery Note Format), which contains, including but not limited to, the content of the Deliverables and corresponding SHA-256 hash(es) generated in order to verify the origin of any or all of the Deliverables.

Designated Vehicle	Shall mean each vehicle of the same Designated Vehicle Model.

Designated Vehicle Models	Shall mean the first mass-produced vehicle model installed with any or all of the Wave 3.2 Deliverables and the first mass-produced vehicle model installed with any or all of the Wave 3.3 Deliverables.

Detailed Plan	Shall have the meaning as given in clause 9.1.

European Data Protection Laws	Shall mean any applicable laws, regulations and other legislative and administrative documents relating to Data protection, Data security, Data privacy and Cyber Security that have already come into effect as of the Commencement Date or become effective during the Term in the European Union, including but not the Regulation (EU) 2016/679 (General Data Protection Regulation, “GDPR”) and Data protection laws of any member state of European Union and the United Kingdom.

Features	Shall have the meaning as given in clause 5.16.

Final Acceptance Certificate	Shall have the meaning as given in clause 8.5.

Final Acceptance Tests	Shall have the meaning as given in clause 8.1.

Force Majeure Event	Shall mean any event or occurrence which is unforeseeable and inevitable and outside the reasonable control of the Party concerned and which is not attributable to any act or failure to take preventative action by that Party, including fire; flood; violent storm; explosion; armed conflict; acts of terrorism; nuclear, biological or chemical warfare; or any other disaster, natural or man-made, but excluding the corona virus disease 2019 (COVID 19).

Framework NDA	Shall mean the Frame Non-Disclosure Agreement (Master Confidentiality Agreement) entered into by and between Robert Bosch GmbH and WeRide which entered into force on [***] and the ICA, as set out in Appendix 9 (Framework NDA).

Global OEM	Shall mean global OEM as well as their joint ventures, subsidiaries or successors located in [***] and foreign countries, but not including [***] OEM, which global OEM award and source their projects either international or the [***] part thereof within [***].

Grey-box (for delivery)	Shall mean [***].

ICA	Shall mean the Annex to the Frame Non-Disclosure Agreement entered into by and between Robert Bosch GmbH and WeRide which entered into force on [***].

Industrial Leadership	Shall mean that Robert Bosch GmbH may, either directly or indirectly, i) give the management instructions, whether by virtue of an authorization based on company law, contract or other authorization, or ii) determine the management of a Legal Person.

Intellectual Property Rights	Shall mean all IP rights (whether registered or not) and all applications for the same which may now or in the future subsist anywhere in the world, including the right to sue for and recover damages for past infringements.

IP	Shall mean all technologies, know-how, patents, trade secrets, business secrets, moral rights, trademarks, trade names, domain names, Software (including open source Software and its licenses), copyrights and usage rights, improvements or inventions, patents, utility models, design rights, Data, proprietary information and any other intellectual property, regardless whether or not registerable and/or patentable, and/or applications therefore and any other intellectual or industrial property anywhere in the world.

Key Staff	Shall have the meaning as given in clause 12.1.

KPI	Shall have the meaning of key performance indicator, as set out in Appendix 1 (Technical Requirements), Appendix 4 (SOW), and Appendix 14 (Test Criteria Format), which may be detailed in accordance with clause 5.16 and may be updated in accordance with clause 5.17.

Legal Person	Shall mean any association, business corporation, partnership, proprietorship, trust, or other entities that has legal standing under applicable laws and regulations.

[***]	Shall have the meaning as given in clause 5.6.

Malware	Shall mean malicious or harmful software, such as viruses, worms, trojans, spyware, ransomware, backdoors or other mechanisms which permit unauthorized access, modified code sequences and/or download of additional code in software or any other software products or performance of any contractual works and services.

Management Team	Shall have the meaning as given in clause 12.1.

Material Breach	shall mean (i) breach of any terms of this Agreement, which is reasonably expected to result in frustration of the purpose of this Agreement, or (ii) breach of any main obligations under this Agreement (including clauses 3, 4, 5, 6, 7, 8, 9, 16, 17.2 (excluding 17.2.4, 17.2.5, 17.2.6), 17.3, 18, 19, 20, 21, 22, 23, 30, 31 and their corresponding appendixes) which is not remediable or remediable but not remedied within [***] calendar days or any longer period as agreed by the Parties after the breaching Party being notified in writing to do so.

Milestone	Shall have the meaning as given in Appendix 4 (SOW) and Appendix 6 (Technical Requirements for Cyber Security).

Milestone 1	Shall have the meaning as given in Appendix 4 (SOW).

Milestone 2	Shall have the meaning as given in Appendix 4 (SOW) and Appendix 6 (Technical Requirements for Cyber Security).

Milestone 3	Shall have the meaning as given in Appendix 4 (SOW).

Milestone 4	Shall have the meaning as given in Appendix 4 (SOW) and Appendix 6 (Technical Requirements for Cyber Security).

Non-conformity	Shall be given in case a Deliverable is not in compliance with its Business Requirements Specification under this Agreement, applicable laws and regulations, or other applicable national or industry standards, or if such Deliverable cannot function normally, or if such Deliverable contain any Corner Case fulfilling the standards in accordance with clause 5.18.

ODD	Shall mean the environmental conditions and characteristics in which a system or feature is designed to function, as set out in Appendix 5 (Technical Project Definition), in Appendix 4 (SOW) and in Appendix 14 (Test Criteria Format), which may be detailed in accordance with clause 5.16 and may be updated in accordance with clause 5.17.

OEM	Shall mean original equipment manufacturer which is a Legal Person, including without limitation [***], including [***].

Organization Chart	Shall have the meaning as given in clause 12.1.

Other [***] Customer Requirements	Shall have the meaning as given in clause 15.9.

Party or Parties	Shall have the meaning as given in preamble.

Payment [***]	Shall have the meaning as given in clause 15.1.1.

[***] Customer(s)	Shall mean [***].

[***] Customer Function Requirements	Shall have the meaning as given in clause 5.17.

[***] Customer Requirements	Shall have the meaning as given in clause 5.19.

[***] Module	Shall mean a SW Module which takes [***].

[***]	Shall mean [***].

PRC	Shall mean the People’s Republic of China. Solely for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

PRC Data Protection Laws	Shall mean any applicable laws, regulations and other legislative and administrative documents relating to Data protection, Data security, Data privacy and Cyber Security that have already come into effect as of the Commencement Date or become effective during the Term in the PRC, including but not limited to the PRC Cybersecurity Law (in Chinese: 中华人民共和国网络安全法), the PRC Personal Data Protection Law (in Chinese: 中华人民共和国个人信息保护法), the PRC Data Security Law (in Chinese: 中华人民共和国数据安全法), the PRC State Secrets Protection Law (in Chinese: 中华人民共和国保守国家秘密法), Several Provisions on Automotive Data Security Management (Trial) (in Chinese: 汽车数据安全管理若干规定(试行)).

Pre-acceptance Letter	Shall have the meaning as given in clause 6.4.

Pre-Installation Tests	Shall have the meaning as given in clause 6.1.

Price	Shall mean the aggregate price for all the work, duties and obligations to be carried out by WeRide and/or any and all of its Affiliates under the Agreement and Before-SOP Royalties, change of which shall be subject to change management procedures under clause 14. The Price and its breakdown is set out in Appendix 10 Part I (Price and its Breakdown).

Project	Shall mean the project named with Bosch internal code [***]. The Project shall be launched in the [***], and shall be further launched in the global market.

Project Meeting	Shall have the meaning as given in clause 12.2.

Qualified Invoice	Shall have the meaning as given in clause 15.1.3.

Reporting Cycle	Shall have the meaning as given in clause 15.2.2.

Representative(s)	Shall have the meaning as given in clause 12.1.

Royalties	Shall mean the Before-SOP Royalties and the After-SOP Royalties.

Royalty Period	Shall mean (i) with respect to payment of the After-SOP Royalties incurred from vehicles installed with any or all of the Wave 3.2 Deliverables, the Wave 3.2 Royalty Period; and (ii) with respect to payment of the After-SOP Royalties incurred from vehicles installed with any or all of the Wave 3.3 Deliverables, the Wave 3.3 Royalty Period.

[***] Report	Shall have the meaning as given in clause 15.2.2.

SHA-2	SHA-2 was first published by the National Institute of Standards and Technology as a U.S. federal standard. The SHA-2 family of algorithms are patented in US with patent number of 6829355 under a royalty-free license.

SHA-256	Shall mean a commonly accepted cryptographic hashing algorithm for authenticating digital signatures and as checksum to verify digital content integrity and detect unintentional data corruption, which is 256 bits version of SHA-2 family.

SW Modules	Shall mean [***] or other Software modules realizing the features described in Appendix 5 (Technical Project Definition) for Automated Driving Business.

SoC	Shall mean target system on chips, target system in package, or other hardware with same or similar functions.

Software	Shall mean a computer program or parts of a computer program or any software application; unless agreed otherwise, the Software consists of the executable program code, Source Code, script, parameters, compiling file, configuration file and the related documentation in electronic form.

SOP	Shall mean start of series production of vehicles under the Project, including the Wave 3.2 SOP and Wave 3.3 SOP.

Source Code	Shall mean the source code of the Software to which it relates, in the language in which the Software was written, together with [***], all of a level sufficient to enable [***].

Term	Shall have the meaning as given in clause 24.

[***]	Shall have the meaning as given in clause 5.6.

VAT	Shall mean value-added tax.

Vulnerabilities	Shall mean any weakness or shortfall from industry standards that can be exploited in case of a threat action/attack and/or to perform unauthorized actions within a network or computer system, Software or Data.

Warranty Period	Shall have the meaning as given in clause 13.1.

WeRide	Shall have the meaning as given in preamble.

WeRide Background IP	Shall mean all IP developed, owned or used by WeRide and its Affiliates, as necessary to use the Bosch Foreground IP, in connection with the SW Modules for Automated Driving Business, which will be used in the Project. For the avoidance of doubt, WeRide Background IP includes third party IP as provided under clause 3.7.

Wave 3.2	Shall have the scope as given in Appendix 5 (Technical Project Definition), which may be detailed in accordance with clause 5.16 and may be updated in accordance with clause 5.17.

Wave 3.3	Shall have the scope as given in Appendix 5 (Technical Project Definition) and shall include functions and features required by Wave 3.2, but with [***], which may be detailed in accordance with clause 5.16 and may be updated in accordance with clause 5.17.

Wave 3.2 Deliverables	Shall have the scope as given in this Agreement and its appendixes and schedules.

Wave 3.3 Deliverables	Shall have the scope as given in this Agreement and its appendixes and schedules.

[***]	[***]

[***]	[***]

Wave 3.2 Royalty Period	Shall mean the period from [***] for the payment of the After-SOP Royalties incurred from vehicles installed with any or all of the Wave 3.2 Deliverables, provided that if the Wave 3.2 SOP is postponed for reasons not attributable to WeRide or its Affiliates, the expiry date of Wave 3.2 Royalty Period shall be postponed correspondingly.

Wave 3.3 Royalty Period	Shall mean the period from [***] for the payment of the After-SOP Royalties incurred from vehicles installed with any or all of the Wave 3.3 Deliverables, provided that if the Wave 3.3 SOP is postponed for reasons not attributable to WeRide or its Affiliates, the expiry date of Wave 3.3 Royalty Period shall be postponed correspondingly.

Wave 3.2 SOP	Shall mean the start of series production of the Designated Vehicle Model under the Project with the functions and features under Wave 3.2.

Wave 3.3 SOP	Shall mean the start of series production of the Designated Vehicle Model under the Project with the functions and features under Wave 3.3.

[***]	[***]

8D	Shall have the meaning as given in clause 10.1.3.

1.2	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.3

Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.4

A reference to a particular law, regulation or other legislative or administrative document is a reference to it as it is in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.5	Except where a contrary intention appears, a reference to a clause, schedule or appendix is a reference to a clause of, or schedule or appendix to, this Agreement.

1.6	Clause, appendixes, schedules and paragraph headings shall not affect the interpretation of this Agreement.

1.7	To the extent that is permissible under the law, a reference to writing or written includes e-mail.

1.8

The appendixes and/or schedules form integral part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the appendixes and/or schedules.

1.9	The SAE levels mentioned in this Agreement shall have the same meaning as specified in the Levels of Driving Automation (SAE J3016_202104) issued by Society of Automotive Engineers (SAE).

1.10	Certain technical terms applied in appendixes of the Agreement are specially defined in Appendix 22 (Technical Terms in the Appendixes).

2	Scope

Unless otherwise agreed by the Parties, this Agreement shall be applicable to the Project.

3	Intellectual Properties

3.1

Subject to terms and conditions under this Agreement, WeRide shall grant and shall cause its Affiliates to grant Bosch and other Bosch Group Companies a worldwide, non-exclusive, irrevocable, sub-licensable and permanent license to Use the WeRide Background IP immediately after the execution of this Agreement for [***].

3.2

WeRide warrants and represents that Bosch and other Bosch Group Companies shall have the entire right, free of encumbrance, free of any duty to pay any amount to a third party, to Use the WeRide Background IP.

3.3	The term “Use” in clause 3.1 and clause 3.2 shall include the rights:

3.3.1	to [***] the WeRide Background IP;

3.3.2	to combine, integrate or [***] the WeRide Background IP with other Software or in hardware which is intended for use in or in connection with [***];

3.3.3	to [***] or modify the WeRide Background IP (except for the WeRide Background IP [***]) and to create derivative works;

3.3.4	to [***] the WeRide Background IP;

3.3.5	to use the WeRide Background IP for [***]; and

3.3.6	to [***] disseminate or otherwise dispose of the WeRide Background IP [***] as a product, or part of a product or together with a product [***].

3.4

In each case of Use as set out in clause 3.3, the right to Use shall be for [***] only. Except as otherwise expressly provided in this Agreement, for the purpose of license of WeRide Background IP, WeRide shall deliver and shall cause its Affiliates to deliver to Bosch or other Bosch Group Companies designated by Bosch, all necessary media (if applicable) of the WeRide Background IP [***].

3.5	Source Code

3.5.1

Without the prior written consent of WeRide, Bosch and other Bosch Group Companies shall [***] of the WeRide Background IP provided to it by WeRide and its Affiliates [***], except that Bosch and other Bosch Group Companies shall have the right [***] where required by law (inclusive of any future laws and regulations that would be promulgated by authorities from time to time), but only so long as Bosch has given WeRide a prior notice [***] to the extent permitted by applicable laws and regulations.

3.5.2

Without prejudice to clause 3.5.1, where (i) [***] of the WeRide Background IP is required by Bosch’s or other Bosch Group Companies’ customers [***]; or (ii) to the extent certain activities to be conducted by Bosch and other Bosch Group Companies [***] of the WeRide Background IP, the Parties agree to discuss in good faith on WeRide’s consent [***], which consent shall not be unreasonably withheld, conditioned or delayed.

3.6	For avoidance of any misunderstanding, Bosch and other Bosch Group Companies shall have the right:

3.6.1

to sub-license the WeRide Background IP to its customers (excluding the competitors of WeRide and its Affiliates as set out in Appendix 11 (List of Competitors of WeRide) and their Affiliates) and end users for the purposes of [***]; and

3.6.2

to sub-license the WeRide Background IP to its business partners (excluding the competitors of WeRide and its Affiliates as set out in Appendix 11 (List of Competitors of WeRide) and their Affiliates), subject to [***].

3.7	Third Party IP

3.7.1

Unless otherwise agreed by Bosch, WeRide warrants and represents that (i) the third party IP list of free and open source software (“FOSS”) and 3rd party proprietary Software used by WeRide and its Affiliates for WeRide Background IP as set out in Appendix 12 (Third Party IP List of WeRide Background IP) shall be exhaustive, true and complete; (ii) excluding the third party libraries code itself, when calling third party code libraries and other APIs (Application Programming Interface), the proportion of third party code volume in code volume of such Software listed in Appendix 12 (Third Party IP List of WeRide Background IP) to WeRide Background IP shall be no more than [***]% during the Term of this Agreement; and (iii) FOSS contained in WeRide Background IP shall meet the requirements under Schedule 4 (Additional Purchasing Terms and Conditions for Products regarding Open Source Software) during the Term of this Agreement.

3.7.2

WeRide shall further specify the license type of the third party IP provided in Appendix 12 (Third Party IP List of WeRide Background IP) within [***] weeks since the execution of the Agreement and before delivery of any Deliverables while WeRide shall ensure that representations and warranties made in clause 3.7.1 remain true, correct and complete during the Term.

3.7.3

Upon approved by Bosch in writing, WeRide may update Appendix 12 (Third Party IP List of WeRide Background IP), provided that WeRide shall ensure that representations and warranties made in clause 3.7.1 remain true, correct and complete during the Term.

3.7.4

WeRide shall ensure that the licenses of such third party IP by WeRide and its Affiliates to Bosch and other Bosch Group Companies following the terms and conditions of this Agreement is not in violation the requirements of the agreements among WeRide and/or its Affiliates and third parties.

3.8	WeRide and its Affiliates does not obtain any rights to any and all IP developed, owned or used by Bosch and other Bosch Group Companies (“Bosch Background IP”).

3.9

Subject to compliance with applicable laws, the Parties agree that the Intellectual Property Rights of all Bosch Foreground IP shall ab initio belong to Bosch or other Bosch Group Companies designated by Bosch.

3.10

Any Data to be collected, processed, created, and/or generated by WeRide or its Affiliates, and falling within the scope of the Bosch Foreground IP (“Bosch Foreground Data”) shall be solely owned and controlled by Bosch. For avoidance of doubt, any Data that is independently collected, processed, created, and/or generated by WeRide or its Affiliates for the purpose of the Project shall be deemed as the Bosch Foreground Data.

If for any reason that Bosch is not legally permissible to own or control the Bosch Foreground Data, WeRide shall ensure that any and all Bosch Foreground Data shall be solely used in accordance with the instructions of Bosch or other Bosch Group Companies designated by Bosch, provided the instructions is not in violation of the Applicable Data Protection Laws, and prevent that the Bosch Foreground Data is otherwise used by WeRide, its Affiliates or any third party without the prior written approval by Bosch, except for use of the Bosch Foreground Data by WeRide and its Affiliates in accordance with method designated by Bosch for purpose of performing its obligations under this Agreement before Wave 3.3 SOP (while Bosch shall have the right to cancel such exceptions enjoyed by WeRide and its Affiliates at any time during Wave 3.2 SOP to Wave 3.3 SOP). At any time during or after the course of the Project, WeRide shall and shall ensure its Affiliates to follow Bosch’s instruction (if any) to transfer the Bosch Foreground Data to the Legal Person designated by Bosch who is qualified under applicable laws and regulations to own and control such Data.

3.11

WeRide shall regularly disclose and shall cause its Affiliates to regularly disclose detailed descriptions of WeRide Background IP (in principle, such disclosure shall happen before SOP, but for the purpose of the Project, such disclosure shall also happen after SOP to the extent necessary) and Bosch Foreground IP in accordance with the requirements of Bosch.

3.12

WeRide shall maintain and shall cause its Affiliates to maintain contemporaneous, complete, and accurate written records of its employee’s activities during the Term to provide proof of the conception date, diligence, and reduction to practice date of any Bosch Foreground IP.

3.13

During the Term, WeRide shall provide and shall cause its Affiliates to provide to Bosch or other Bosch Group Companies designated by Bosch all necessary assistance, support (including but not limited to on-site support), personnel sufficient training required for the Project to Use the WeRide Background IP [***], and to make full use of the Deliverables in accordance with this Agreement and in accordance with Appendix 13 (Project Collaboration Mode).

4	Exclusivities

4.1

Without the express prior written consent of Bosch, WeRide shall not and shall cause its Affiliates not to use any WeRide Background IP for delivering any Software products in Automated Driving Business with functions same as or similar to the Wave 3.2 Deliverables or Wave 3.3 Deliverables correspondingly until the expiration of the following exclusivity period or date respectively:

4.1.1	an [***] period after Wave 3.2 SOP for functions and features of Wave 3.2 (“Wave 3.2 Exclusivity Period”); and

4.1.2	an [***] period after Wave 3.3 SOP for functions and features of Wave 3.3 (“Wave 3.3 Exclusivity Period”).

4.2	For the avoidance of doubt, WeRide and its Affiliates are entitled to:

4.2.1	develop and deliver (without the use of any Bosch Foreground IP) Software products in Automated Driving Business outside [***] at any time;

4.2.2

develop on their own at any time but shall not ship or deliver any Software products in Automated Driving Business with functions same as or similar to the Wave 3.2 Deliverables or Wave 3.3 Deliverables correspondingly in the [***] to any natural person or Legal Person other than Bosch prior to the expiration of the Wave 3.2 Exclusivity Period and Wave 3.3 Exclusivity Period respectively; and

4.2.3

develop and deliver (without the use of any Bosch Foreground IP) any Software products in Automated Driving Business with functions same as or similar to the Wave 3.2 Deliverables or Wave 3.3 Deliverables correspondingly in the [***], upon expiration of the Wave 3.2 Exclusivity Period and Wave 3.3 Exclusivity Period respectively.

5	Performance, delivery and documentation

5.1

WeRide shall and shall ensure its Affiliates to carry out its work, duties and obligations with reasonable diligence and with reasonable skill and expertise, and meet the Business Requirements Specification, to provide the Deliverables to the satisfaction of Bosch.

5.2

All agreed time, dates, schedules, and/or milestones shall be of the essence regarding any delivery by WeRide or its Affiliates of any Deliverables under this Agreement. WeRide agrees to follow and agrees to ensure its Affiliates to follow the agreed Milestones. The completion of each Deliverable is subject to Bosch’s inspection and acceptance in accordance with clause 6, 7 and 8. Any change to the agreed Milestones for any reason shall be subject to the change management procedures as provided in clause 14. Delivery shall be deemed to have completed when any Deliverable has passed the Pre-Installation Tests, has been installed on certain systems designated by Bosch and/or other Bosch Group Companies and WeRide has therefore received the Pre-acceptance Letter in accordance with clause 6.4.

5.3

WeRide shall be liable for any Defect or Non-conformity in the Deliverables, unless such Defect or Non-conformity in the Deliverables is solely resulted from any change made by Bosch and/or other Bosch Group Companies to the Deliverables after being delivered by WeRide and/or its Affiliates unless such change is approved by WeRide or its Affiliates, or such Non-conformity occurs after the expiration of the Warranty Period.

5.4

WeRide shall or shall ensure its Affiliates to provide to Bosch from time to time copies of the documentation containing sufficient up-to-date information for the proper use and maintenance of the Deliverables. If agreed by Bosch, such documentation may be supplied in electronic form.

5.5	Supply of [***].

5.5.1

WeRide shall provide and shall cause its Affiliates to provide Bosch or other Bosch Group Companies designated by Bosch with support and dedicated resources in connection with the development of the Deliverables as requested by Bosch or other Bosch Group Companies designated by Bosch, including [***].

5.5.2

For the purpose of the cooperation in the Project, WeRide shall provide and shall cause its Affiliates to provide [***] service [***] based on the requirement of Bosch or other Bosch Group Companies designate by Bosch, for enabling [***] under the Project by Bosch or other Bosch Group Companies designated by Bosch. WeRide shall or WeRide shall ensure its Affiliates to make sure the [***] provided in the Project are, from time to time (at least every [***] months), updated and adapted to the Project needs and setting.

5.5.3

As part of the Project, WeRide shall support and shall cause its Affiliates to support Bosch or other Bosch Group Companies designated by Bosch to [***] based on Bosch’s or such other Bosch Group Companies’ requirements with [***] delivery.

5.5.4

If requested by Bosch in writing, WeRide shall and shall ensure its Affiliates to sufficiently cooperate with Bosch’s other suppliers for the supply of [***] in terms and conditions no less favorable for Bosch than that in clauses 5.5.1 to 5.5.3 to satisfy the needs of the development under the Project.

5.5.5	WeRide’s obligation under this Section 5.5 shall expire upon Wave 3.3 SOP.

5.6

WeRide shall ensure that the Deliverables [***] to be delivered by WeRide or its Affiliates are able to meet the requirements for them under this Agreement and, at the same time, [***]. For such purpose, Bosch will or will procure other Bosch Group Companies to sign a separate license agreement with WeRide to provide WeRide with a limited license to use [***].

Bosch or other Bosch Group Companies designated by Bosch shall indemnify and defend WeRide and its Affiliates and their respective directors, officers, employees, and agents harmless from any loss, claim, damage, or liability against third party claims and bear reasonable costs (including reasonable attorneys’ fees) brought by a third party which arises from or in connection with WeRide’s and its Affiliates’ [***] for the purpose of developing and maintaining the Deliverables for Bosch.

WeRide shall in due time inform Bosch of all known IP related claims against WeRide relevant for the [***] and shall give Bosch the opportunity to jointly oppose such claims. At Bosch’s request, WeRide shall allow Bosch to conduct the litigation (including out of court). Further, WeRide shall timely assist Bosch in its investigation of, defense against, processing of, informing customers of any claims etc., including the provision of explanations, documents, files or other information reasonably required by Bosch. This includes any information about the IP (and its validity) in the possession of or to the knowledge of WeRide or its Affiliates which is the subject matter of the claims anywhere in the world.

At Bosch’s discretion, Bosch is entitled (i) to obtain a right of use for the [***], which infringe an Intellectual Property Right, (ii) to modify the [***] in such a way that they no longer infringe the Property Right, or (iii) to replace the [***] by an equivalent substitute, which no longer infringes the Intellectual Property Right. Bosch reserves the right to take these measures even if the infringement of third party rights has not yet been legally established or acknowledged by Bosch. WeRide shall not be responsible for the delay of its delivery of the Deliverables where it fails to continuously use the [***] because of the third party Intellectual Property claim related to the [***], if delivery of these Deliverables is not possible without using the [***].

Any claims of WeRide shall be excluded (i) if and to the extent that WeRide is solely responsible for or has caused (except that the [***] has infringed third party’s right when being provided by Bosch or other Bosch Group Companies to WeRide) the infringement of third party’s rights (including but not limited to the infringement of third party’s rights resulting from WeRide’s and/or its Affiliates’ [***] of the [***] not in compliance with this Agreement or the [***] License Agreement); (ii) if WeRide does not reasonably support Bosch in the defense against claims asserted by third parties in accordance with requirements as set forth in this clause 5.6; or (iii) if the infringement of third party rights results from use in combination with another product (including software) not stemming from Bosch or released by Bosch.

Should there be any discrepancies between this Agreement and the [***] License Agreement, this Agreement shall prevail.

As for the performance of the Deliverables on or with systems of other third party suppliers requested by Bosch or other Bosch Group Companies, Bosch or other Bosch Group Companies and WeRide or its Affiliates shall make further negations and conclude separate agreement or supplementary agreement in good faith. As a principle, WeRide shall be responsible to obtain the license to use such third party systems. Bosch shall provide WeRide with necessary assistance to obtain such third party license, and subject to Bosch’s prior review and written approval of the relevant license terms and conditions between WeRide and third parties, Bosch shall reimburse WeRide for any expenses caused for obtaining such third party license.

5.7	Amongst Deliverables, WeRide shall and shall ensure its Affiliates to deliver the following SW Modules [***]

5.8	Other items of [***] not covered in clause 5.7 in the Deliverables shall be provided in [***] as required under Appendix 4 (SOW).

5.9

For the purpose of having Bosch solely own the Bosch Foreground IP, without prejudice to clause 3.9, WeRide shall transfer and deliver and shall cause its Affiliates to transfer and deliver to Bosch irrevocably, absolutely and unconditionally all ownership rights and claims in and to the Bosch Foreground IP as well as necessary media containing the Bosch Foreground IP and relevant documentations, know-how relating to the SW Modules (for the avoidance of doubt, know-how relating to the WeRide Background IP which is not needed for using the Bosch Foreground IP contained in the SW Modules will not be transferred), relevant dependencies in other modules and the full Data (raw and processed) in form and substance satisfactory to Bosch [***] for the purpose of Bosch Foreground IP ownership.

5.10

Upon request of Bosch, WeRide shall and shall make sure its Affiliates shall (i) delete all information of Bosch Foreground IP in its possession or (ii) with the prior acknowledgement by Bosch, destroy all media containing Bosch Foreground IP in its possession under the circumstances where deletion is infeasible, and provide written confirmation and reasonable evidence of such deletion or destroy.

After WeRide and its Affiliates has deleted or destroyed of all media of Bosch Foreground IP according to the request of Bosch, if Bosch requests WeRide to fulfill its obligations with respect to the update, support, maintenance, and warranty of the Deliverables, including but not limited to the obligations under clauses 10 and 13, Bosch shall provide WeRide with necessary information, media, and documentations for WeRide to fulfill its update and maintenance obligations.

After WeRide and its Affiliates finishes such update, support, maintenance, and warranty of the Deliverables, WeRide shall provide Delivery Note to Bosch or other Bosch Group Companies (if applicable) in accordance with clause 5.11 and upon request of Bosch, WeRide shall and shall make sure its Affiliates to delete or destroy such information, media, and documentations delivered by Bosch for WeRide to fulfill its update and maintenance obligations and provide written confirmation and evidence of such deletion or destroy in accordance with this clause 5.10.

5.11

In order to verify the origin of Deliverables, WeRide shall generate and deliver to Bosch or other Bosch Group Companies designated by Bosch a Delivery Note for corresponding Deliverables of each Milestone or for any updates of any Deliverables in accordance with the Agreement. WeRide shall duly execute on each Delivery Note before delivery of such Delivery Note to Bosch or other Bosch Group Companies designated by Bosch. The Parties agree that the SHA-256 hash(es) in the Delivery Note shall be the sole and undeniable authority to identify whether any change has been made to the Deliverables delivered to Bosch or other Bosch Group Companies designated by Bosch.

5.12

Upon prior notice and subject to the confidentiality and publicity terms set out in clause 20, Bosch shall have the right to audit WeRide and its Affiliates either itself or by its designated third party in order to verify compliance with the obligations in clause 5.10 has been completed. The audit shall be coordinated with WeRide and its Affiliates in terms of the scope, venue and time thereof. Neither Bosch nor other Bosch Group Companies shall keep, store, copy any of WeRide’s confidential information obtained from the audit.

5.13	In any case, without prior written consent of Bosch, WeRide shall not and shall cause its Affiliates not to:

5.13.1	obtain any rights to Bosch Foreground IP;

5.13.2

use Bosch Foreground IP other than for purpose of performing WeRide’s obligations under this Agreement in accordance with method designated by Bosch before Wave 3.3 SOP (while Bosch shall have the right to cancel such exceptions enjoyed by WeRide at any time during Wave 3.2 SOP to Wave 3.3 SOP);

5.13.3	disclose Bosch Foreground IP to any third party; and

5.13.4	retain any copy or any media of Bosch Foreground IP without prior written consent of Bosch.

5.14

WeRide shall be responsible for [***], requested either by Bosch, other Bosch Group Companies or by the customers of Bosch or other Bosch Group Companies. WeRide shall also ensure the availability of all the necessary OSS license for each delivery.

5.15	When requested by Bosch, WeRide shall and shall procure its Affiliates to endeavor best commercial effort for cooperating with Bosch’s other suppliers for the purpose of the Project.

5.16

Within [***] months since the execution of the Agreement, WeRide and Bosch shall negotiate in good faith to align the [***] (as set out in Appendix 5 (Technical Project Definition), “Features”) in accordance with the [***] at the execution of the Agreement at no additional cost without initiating the change management procedure under clause 14 while Bosch shall [***], provided that the [***] shall be [***] within the scope of the [***] at the execution of the Agreement.

5.17

Bosch shall have the right to reasonably update [***] in accordance with the requirements raised by [***] at no additional cost without initiating the change management procedure under clause 14, provided that (i) such [***] shall be [***] by Bosch in accordance with [***] within [***] months since the execution of the Agreement; (ii) WeRide shall be involved in the formulation of the updated and detailed [***] while Bosch shall have the right to determine the [***]; and (iii) the combined increase of efforts of WeRide to fulfill the [***] in accordance with [***] under clause 5.17 and to fulfill [***] in accordance with clause 5.19 shall be limited to [***]% of total efforts of WeRide to fulfill the obligations under this Agreement excluding the obligations under clauses 5.17 and 5.19. The Parties shall negotiate in good faith to determine the metrics or standards of how to quantify the increase of efforts of WeRide within [***] months since the execution of the Agreement.

For the avoidance of doubt, (i) if there is any conflict between appendixes and schedules to this Agreement and [***] in accordance with clauses 5.16 and 5.17, the [***] in accordance with clauses 5.16 and 5.17 shall prevail; (ii) if the ODD submitted [***] is inconsistent with the ODD updated and detailed in accordance with clauses 5.16 and 5.17, WeRide shall not be liable for any losses and damages caused by use of the Deliverables not in line with such ODD updated and detailed in accordance with clauses 5.16 and 5.17; (iii) such [***] in accordance with clauses 5.16 and 5.17 will not invalidate Deliverables already delivered and accepted by Bosch in accordance with clauses 6 and 7; and (iv) if the combined increase of efforts of WeRide to fulfill the [***] in accordance with [***] under clause 5.17 and to fulfill [***] in accordance with clause 5.19 will exceed [***]% of total efforts of WeRide to fulfill the obligations under this Agreement excluding the obligations under clauses 5.17 and 5.19, for the portion of the increase of efforts exceeding [***]% of total efforts of WeRide to fulfill the obligations under this Agreement excluding the obligations under clauses 5.17 and 5.19, change management procedures under clause 14 may be considered by Bosch if Bosch can agree on the fee quote for extra efforts proposed by WeRide. If the [***] might lead to advance or delay of any Milestones, Bosch and WeRide shall negotiate to update the schedule of such Milestones in good faith.

5.18

Within [***] months since the execution of the Agreement, the Parties shall jointly evaluate in good faith the standards for what [***] shall be included in the scope of [***] provided in accordance with clause 5.17 and clause 5.19 into consideration.

5.19

WeRide shall or shall ensure its Affiliates to fulfill any new requirements relating to Designated Vehicle Models raised by Pilot Customer(s) other than [***] raised in accordance with clause 5.17 (“Other [***]”, together with [***], “[***]”) under this Agreement at no additional cost without initiating the change management procedure under clause 14, provided that (i) Pilot Customer(s) shall be [***] which own the Designated Vehicle Models; (ii) all [***] shall be raised and communicated to WeRide within [***] months since the execution of the Agreement; (iii) the combined increase of efforts of WeRide to fulfill the [***] updated in accordance with [***] under clause 5.17 and to fulfill [***] in accordance with clause 5.19 shall be limited to [***]% of total efforts of WeRide to fulfill the obligations under this Agreement excluding the obligations under clauses 5.17 and 5.19. The Parties shall negotiate in good faith to determine the metrics or standards of how to quantify the increase of efforts of WeRide within [***] months since the execution of the Agreement. If the combined increase of efforts of WeRide to fulfill the [***] in accordance with [***] under clause 5.17 and to fulfill the [***] in accordance with clause 5.19 will exceed [***]% of total efforts of WeRide to fulfill the obligations under this Agreement excluding the obligations under clauses 5.17 and 5.19, for the portion of the increase of efforts exceeding [***]% of total efforts of WeRide to fulfill the obligations under this Agreement excluding the obligations under clauses 5.17 and 5.19, change management procedures under clause 14 may be considered by Bosch if Bosch can agree on the fee quote for extra efforts proposed by WeRide. If the [***] might lead to advance or delay of any Milestones, Bosch and WeRide shall negotiate to update the schedule of such Milestones in good faith.

5.20

Without prejudice to clauses 5.16, 5.17and 5.19, for the avoidance of doubt, (i) if any [***] are provided after [***] months since execution of this Agreement, such [***] shall be treated as a Change Request and handled in accordance with the change management procedure under clause 14; (ii) if any [***] are provided after [***] months since the execution of the Agreement, such [***] shall be treated as a Change Request and handled in accordance with the change management procedure under clause 14; (iii) the followings shall not be treated as a Change Request and shall be fulfilled by WeRide or its Affiliates with no additional costs: (a) [***]; (b) the [***] in accordance with clause 5.16; (c) the [***] in accordance with 5.17; (d) [***] to be fulfilled by WeRide or its Affiliated at no additional costs in accordance with 5.19.

5.21	Data Labeling Requirements

5.21.1	WeRide shall deliver and deploy [***]. Bosch will provide necessary information [***]. The usage of [***] is limited to [***].

5.21.2

If WeRide is engaged by Bosch or other Bosch Group Companies as [***], WeRide shall incorporate [***], WeRide shall support further improvements of [***]. WeRide’s [***] will be stopped once Bosch has [***].

5.21.3	WeRide shall deliver [***]. WeRide shall [***]. Bosch will responsible to coordinate with [***]. WeRide shall provide [***] and [***].

6	Pre-installation Tests

6.1

Before installation of any Deliverables, WeRide shall carry out reasonable tests to ensure that such item is in operable condition and is capable of meeting the requirements of Business Requirements Specification once properly installed (“Pre-Installation Tests”).

6.2	WeRide shall carry out the first Pre-Installation Tests on the Deliverables related to each Milestone in accordance with the following provisions:

6.2.1

Bosch shall deliver to WeRide the test criteria for the Deliverables related to each Milestone based on terms and conditions no less favorable for Bosch than such in the test criteria format as set out in Appendix 14 (Test Criteria Format) and in accordance with the Business Requirements Specification (“Test Criteria”) within reasonable time before corresponding Milestone. Bosch shall have the right to update (including supplement, adjust, revise, add more details etc.) the Test Criteria in accordance with the Business Requirements Specification from time to time. WeRide may share its comments to the Test Criteria or the updated Test Criteria with Bosch (if any). Bosch may take such comments into consideration and may further update the Test Criteria or the updated Test Criteria accordingly if Bosch deems necessary. WeRide shall provide Bosch with assistance to prepare the Test Criteria at Bosch’s request and WeRide shall prepare a detailed test plan (including but not limited to the coverage of test Data, sample test Data, test resource, test method, test environment, test tool, and test schedule etc., “Test Plan”) and test case for Bosch’s approval within reasonable time after receipt of the Test Criteria provided by Bosch. The Test Plan and/or test case shall be such as are reasonably required to show each Deliverable complies with Business Requirements Specification and the requirements in the Test Criteria and the test schedule in the Test Plan shall be reasonable in accordance with clause 6.5. If Bosch has any comments regarding the Test Plan and/or the test case, WeRide shall revise and update the Test Plan and/or test case according to Bosch’s comments within reasonable time since receipt of Bosch’s comments. If WeRide is unable to update the Test Plan and/or test case within reasonable time after receipt of Bosch’s comments, Bosch shall have the right to prepare the Test Plan and/or test case on its own and Test Plan and/or test case prepared by Bosch shall be followed by WeRide.

6.2.2

After Bosch approves the Test Plan and test case provided by WeRide, WeRide shall complete the first Pre-Installation Tests for the corresponding Deliverables and submit corresponding test report to Bosch within reasonable time as set forth in the Test Plan. WeRide shall give Bosch reasonable prior notice of the start of the first Pre-Installation Tests and any repeated Pre-Installation Tests, and shall permit Bosch to observe all or any parts of any Pre-Installation Tests and any repeated Pre-Installation Tests in accordance with the Test Plan.

6.2.3

If any Deliverable fails to pass the first Pre-Installation Tests, WeRide shall remedy any and all Defects and/or Non-conformities in accordance with the bug criteria within the Test Criteria, and shall complete the second Pre-Installation Tests and submit corresponding test report to Bosch within reasonable time as set forth in the Test Plan.

6.3	If any Deliverable fails to pass the second Pre-Installation Tests within reasonable time as set forth in the Test Plan, then Bosch may:

6.3.1

request WeRide to remedy any and all Defects and/or Non-conformities in accordance with the bug criteria within the Test Criteria, to repeat the Pre-Installation Tests and submit corresponding test report to Bosch in accordance with this clause 6 within [***] Business Days since the completion of the second Pre-Installation Tests under clause 6.2.3. If WeRide fails to pass such repeated Pre-Installation Tests within [***] Business Days since the completion of the second Pre-Installation Tests under clause 6.2.3, Bosch may reject such Deliverable as not being in conformity with Business Requirements Specification and terminate this Agreement; or

6.3.2	permit installation of the Deliverable subject to certain conditions and/or reduction in the Price as requested by Bosch, after taking into account all the relevant circumstances, is reasonable.

6.4

After WeRide has passed the Pre-Installation Tests for corresponding Deliverables, WeRide shall or shall ensure its Affiliates to (i) assist Bosch to install such Deliverables to certain systems designated by Bosch or other Bosch Group Companies; and (ii) submit to Bosch corresponding Delivery Note duly executed by WeRide. Bosch or other Bosch Group Companies designated by Bosch shall sign on a pre-acceptance letter for corresponding Deliverables (“Pre-acceptance Letter”) and deliver such Pre-acceptance Letter to WeRide no later than [***] Business Days after WeRide has passed the Pre-installation Tests, has installed such Deliverables as requested by Bosch and has submitted to Bosch corresponding Delivery Note duly executed by WeRide (the SHA-256 hash(es) shown on the Delivery Note shall be the same as the SHA-256 hash(es) generated by Bosch as for such Deliverables during WeRide’s delivery). The format of such Pre-acceptance Letter is provided in Appendix 15 (Pre-acceptance Letter Format).

6.5

For the avoidance of doubt, all “reasonable” time or period under clauses 6, 7, 8, Appendix 14 (Test Criteria Format), Test Criteria, and the Test Plan shall be reasonable so as to make sure each Milestone will not be delayed.

7	Conditional Acceptance Tests

7.1

Within reasonable time after the Deliverables related to each Milestone have passed corresponding Pre-Installation Tests and receive corresponding Pre-acceptance Letters, Bosch shall or shall ensure other Bosch Group Companies to carry out reasonable technical acceptance tests and/or quality process audit in accordance with Appendix 2 (Quality Requirements) to ensure that such Deliverables are in operable condition and are capable of meeting the Business Requirements Specification (“Conditional Acceptance Tests”).

7.2

Within reasonable time after Bosch’s issuance of the Pre-acceptance Letters of certain Deliverables, Bosch or other Bosch Group Companies designated by Bosch shall complete the first Conditional Acceptance Tests for such Deliverables. If requested by Bosch or other Bosch Group Companies, WeRide shall or shall ensure its Affiliates to provide necessary assistance to Bosch or other Bosch Group Companies to conduct such Conditional Acceptance Tests for free, for example,

7.2.1

if any road test is needed in order to complete certain Conditional Acceptance Tests, as requested by Bosch, WeRide shall or shall ensure its Affiliates to assist Bosch or other Bosch Group Companies designated by Bosch in completing such road test on relevant road test vehicles (including but not limited to providing onsite assistance), provided that Bosch or other Bosch Group Companies shall provide qualified road test vehicles compliant with applicable laws and regulations;

7.2.2

during any Conditional Acceptance Tests, if Bosch or other Bosch Group Companies need support on the use of test scripts or test tools, or support on joint test, as requested by Bosch, WeRide shall or shall ensure its Affiliates to provide to Bosch or other Bosch Group Companies designated by Bosch necessary remote support or onsite support if remote support is not enough; and

7.2.3

if any result of any Conditional Acceptance Tests for certain Deliverables is different compared to result of corresponding Pre-Installation Tests for corresponding Deliverables or occurrence of any prohibited Defects and/or Non-conformities in accordance with the bug criteria within the Test Criteria, WeRide shall or shall ensure its Affiliates to analyze such test results remotely or if remote analysis is not enough, WeRide shall or shall ensure its Affiliates to recur and analyze such test results submitted by WeRide or its Affiliates under the Pre-Installation Tests on systems designated by Bosch.

7.3

If certain Deliverables fail to pass the corresponding first Conditional Acceptance Tests, Bosch shall, within reasonable time from the completion of the first Conditional Acceptance Tests, provide a written notice to this effect, giving details of such failure. WeRide shall remedy any and all Defects and/or Non-conformities according to the acceptance test criteria determined by Bosch in accordance with Business Requirements Specification and the bug criteria within the Test Criteria (“Acceptance Criteria”) within reasonable time after receipt of Bosch’s written notice.

7.3.1

If WeRide is able to remedy any and all Defects and/or Non-conformities in accordance with the Acceptance Criteria within reasonable time since receipt of Bosch’s written notice, Bosch shall complete the second Conditional Acceptance Tests within reasonable time;

7.3.2

If WeRide is unable to remedy any and all Defects and/or Non-conformities in accordance with the Acceptance Criteria within reasonable time since receipt of Bosch’s written notice, Bosch may choose at its sole discretion,

(a)

request WeRide to re-initiate and complete the Pre-Installation Tests and submit corresponding test report for such Deliverables in accordance with clause 6 within reasonable time as set forth in the Test Plan reasonably updated by WeRide and approved by Bosch or reasonably updated by Bosch if WeRide is unable to update the Test Plan in a reasonable and timely manner since receipt of Bosch’s written notice. After WeRide has passed the Pre-Installation Tests and WeRide has received the Pre-acceptance Letters regarding such Deliverables within reasonable time as set forth in the updated Test Plan since receipt of Bosch’s written notice, Bosch shall complete the second Conditional Acceptance Tests for such Deliverables within reasonable time. If WeRide is unable to pass the repeated Pre-Installation Tests and submit corresponding test report for such Deliverables in accordance with clause 6 within reasonable time as set forth in the updated Test Plan since receipt of Bosch’s written notice, Bosch may reject the Deliverables as not being in conformity with the Business Requirements Specification and terminate this Agreement, and the delivery of corresponding Deliverables shall be deemed to have not occurred; or

(b)

request WeRide to further remedy any and all Defects and/or Non-conformities in accordance with the Acceptance Criteria within reasonable time since receipt of Bosch’s written notice. After WeRide has remedied any and all Defects and/or Non-conformities in accordance with the Acceptance Criteria within reasonable time, Bosch shall complete the second Conditional Acceptance Tests within reasonable time.

7.4

If certain Deliverables fail to pass such second Conditional Acceptance Tests within reasonable time since the start of the second Conditional Acceptance Tests, then Bosch may, by written notice to WeRide, choose at its sole discretion:

7.4.1

request WeRide to remedy any and all Defects and/or Non-conformities in accordance with the Acceptance Criteria within [***] Business Days since the completion of the second Conditional Acceptance Tests under clause 7.3. After WeRide has remedied any and all Defects and/or Non-conformities in accordance with the Acceptance Criteria within reasonable time, Bosch shall repeat the Conditional Acceptance Tests under this clause 7 within reasonable time. If WeRide is unable to correct the Defects and/or Non-conformities in accordance with the Acceptance Criteria within [***] Business Days since the completion of the second Conditional Acceptance Tests under clause 7.3, Bosch may reject the Deliverables as not being in conformity with the Business Requirements Specification and terminate this Agreement. For any further Conditional Acceptance Tests after the first two Conditional Acceptance Tests, WeRide shall reimburse Bosch (i) CNY[***] for each time of the repeated Conditional Acceptance Test in respect of Deliverables related to Milestone 1, Milestone 2, and Milestone 3; (ii) CNY[****] for each time of the repeated Conditional Acceptance Test in respect of Deliverables related to each Milestone since Milestone 4; or

7.4.2

accept the Deliverables subject to certain conditions and/or reduction in the Price as requested by Bosch. Nevertheless, WeRide shall or shall ensure its Affiliates to perform dedicated improvement measures and close the improvements before the Final Acceptance Tests and Bosch reserves the right to re-conduct the Conditional Acceptance Tests before Final Acceptance Tests if Bosch deems necessary.

7.5

Bosch shall or shall ensure other Bosch Group Company to sign on corresponding conditional acceptance certificates for certain Deliverables (“Conditional Acceptance Certificates”) and deliver such Conditional Acceptance Certificates to WeRide no later than [***] Business Days after WeRide (i) has passed the Conditional Acceptance Tests carried out by Bosch in accordance with clause 7 and (ii) has submitted to Bosch corresponding Delivery Note duly executed by WeRide (if necessary, and the SHA-256 hash(es) shown on the Delivery Note shall be the same as the SHA-256 hash(es) generated by Bosch as for such updated Deliverables during Bosch’s conditional acceptance). The format of such Conditional Acceptance Certificate is set out in Appendix 16 (Acceptance Certificate Format).

7.6

If any Deliverable which has passed the Pre-Installation Tests, Conditional Acceptance Tests, and WeRide has received Pre-acceptance Letters and Conditional Acceptance Certificate fails to pass any tests on the Designated Vehicle conducted by Bosch’s or other Bosch Group Companies’ Pilot Customer(s), WeRide shall or shall ensure its Affiliates to provide necessary assistance within reasonable time upon Bosch’s request, including but not limited to remote support or onsite support if remote support is not enough.

8	Final Acceptance Tests

8.1

Within reasonable time after Wave 3.2 Deliverables or Wave 3.3 Deliverables have passed corresponding Conditional Acceptance Tests and receive corresponding Conditional Acceptance Certificates respectively, Bosch shall or shall ensure other Bosch Group Companies to carry out reasonable technical acceptance tests and quality process audit in accordance with Appendix 2 (Quality Requirements) to ensure that the integrated Wave 3.2 Deliverables or Wave 3.3 Deliverables as a whole respectively are in operable condition and are capable of meeting the requirements of Business Requirements Specification (“Final Acceptance Tests”).

8.2

After Bosch has confirmed that Wave 3.2 Deliverables or Wave 3.3 Deliverables have passed corresponding Pre-Installation Tests, Conditional Acceptance Tests, and receive corresponding Pre-acceptance Letters and Conditional Acceptance Certificates respectively, Bosch or other Bosch Group Companies designated by Bosch shall complete the first Final Acceptance Tests for the Wave 3.2 Deliverables or Wave 3.3 Deliverables as a whole respectively within reasonable time. If requested by Bosch or other Bosch Group Companies, WeRide shall or shall ensure its Affiliates to provide necessary assistance to Bosch or other Bosch Group Companies to conduct such Final Acceptance Tests for free, for example,

8.2.1

if any road test is needed in order to complete certain Final Acceptance Tests, as requested by Bosch, WeRide shall or shall ensure its Affiliates to assist Bosch or other Bosch Group Companies designated by Bosch in completing such road test on relevant road test vehicles (including but not limited to providing onsite assistance), provided that Bosch or other Bosch Group Companies shall provide qualified road test vehicles compliant with applicable laws and regulations;

8.2.2

during any Final Acceptance Tests, if Bosch or other Bosch Group Companies need support on the use of tools, or support on joint test, as requested by Bosch, WeRide shall or shall ensure its Affiliates to provide to Bosch or other Bosch Group Companies designated by Bosch necessary remote support or onsite support if remote support is not enough; and

8.2.3

if any result of any Final Acceptance Tests for certain Deliverables is different compared to such result of corresponding Pre-Installation Tests for corresponding Deliverables or occurrence of any prohibited Defects and/or Non-conformities in accordance with the bug criteria within the Test Criteria, WeRide shall or shall ensure its Affiliates to analyze such test results remotely or if remote analysis is not enough, WeRide shall or shall ensure its Affiliates to recur and analyze such test results submitted by WeRide or its Affiliates under the Pre-Installation Tests on systems designated by Bosch.

8.3

If Wave 3.2 Deliverables or Wave 3.3 Deliverables as a whole respectively fails to pass the Final Acceptance Tests, Bosch shall, within reasonable time from the completion of the first Acceptance Tests, provide a written notice to this effect, giving details of such failure(s). WeRide shall remedy any and all Defects and/or Non-conformities according to the Acceptance Criteria within reasonable time after receipt of Bosch’s written notice.

8.3.1

If WeRide is able to remedy any and all Defects and/or Non-conformities in accordance with the Acceptance Criteria within reasonable time since receipt of Bosch’s written notice, Bosch shall complete the second Final Acceptance Tests within reasonable time;

8.3.2

If WeRide is unable to remedy any and all Defects and/or Non-conformities in accordance with the Acceptance Criteria within reasonable time since receipt of Bosch’s written notice, Bosch may choose at its sole discretion,

(a)

to request WeRide to re-initiate and complete the Pre-Installation Tests and submit corresponding test report for such Deliverables in accordance with clause 6 within reasonable time as set forth in the Test Plan reasonably updated by WeRide and approved by Bosch or reasonably updated by Bosch if WeRide is unable to update the Test Plan in a reasonable and timely manner since receipt of Bosch’s written notice. After WeRide has passed the Pre-Installation Tests and WeRide has received the Pre-acceptance Letters regarding such Deliverables within reasonable time as set forth in the updated Test Plan since receipt of Bosch’s written notice, Bosch shall complete the second Final Acceptance Tests for such Deliverables within reasonable time. If WeRide is unable to pass the repeated Pre-Installation Tests and submit corresponding test report for such Deliverables in accordance with clause 6 within reasonable time as set forth in the updated Test Plan, Bosch may reject such Deliverables as not being in conformity with the Business Requirements Specification and terminate this Agreement, and the delivery of corresponding Deliverables shall be deemed to have not occurred; or

(b)

to request WeRide to further remedy any and all Defects and/or Non-conformities in accordance with the Acceptance Criteria within reasonable time since receipt of Bosch’s written notice. After WeRide has remedied any and all Defects and/or Non-conformities in accordance with the Acceptance Criteria, Bosch shall complete the second Final Acceptance Tests within reasonable time.

8.4

If certain Deliverables fails to pass such second Final Acceptance Tests within reasonable time since the start of the second Final Acceptance Tests, then Bosch may, by written notice to WeRide, choose at its sole discretion:

8.4.1

request WeRide to remedy any and all Defects and/or Non-conformities in accordance with the Acceptance Criteria within [***] Business Days since the completion of the second Final Acceptance Tests under clause 8.3. After WeRide has remedied any and all Defects and/or Non-conformities in accordance with the Acceptance Criteria, Bosch shall repeat the Final Acceptance Tests under this clause 8 within reasonable time. If WeRide is unable to correct the Defects and/or Non-conformities in accordance with the Acceptance Criteria within [***] Business Days since the completion of the second Final Acceptance Tests under clause 8.3, Bosch may reject such Deliverables as not being in conformity with the Business Requirements Specification and terminate this Agreement. For any further Final Acceptance Tests after the first two Final Acceptance Tests for Wave 3.2 Deliverables and Wave 3.3 Deliverables respectively, WeRide shall reimburse Bosch CNY[***] for each time of the repeated Final Acceptance Test for Wave 3.2 Deliverables and Wave 3.3 Deliverables respectively; or

8.4.2	accept such Deliverables subject to certain conditions and/or reduction in the Price as requested by Bosch.

8.5

Bosch or other Bosch Group Companies designated by Bosch shall sign on a final acceptance certificate for Wave 3.2 Deliverables or Wave 3.3 Deliverables respectively (“Final Acceptance Certificate”) and deliver such Final Acceptance Certificate to WeRide no later than [***] Business Days after WeRide (i) has passed the Final Acceptance Tests carried out by Bosch in accordance with clause 8 and (ii) has submitted to Bosch corresponding Delivery Note duly executed by WeRide (if necessary, and the SHA-256 hash(es) shown on the Delivery Note shall be the same as the SHA-256 hash(es) generated by Bosch as for such updated Deliverables during Bosch’s final acceptance). The format of such Final Acceptance Certificate is set out in Appendix 16 (Acceptance Certificate Format).

8.6

Final acceptance of any and all Wave 3.2 Deliverables shall be deemed to have occurred on the date of execution of the Final Acceptance Certificate for Wave 3.2 Deliverables, even where partial acceptance has been made. Final acceptance of any and all Wave 3.3 Deliverables shall be deemed to have occurred on the date of execution of the Final Acceptance Certificate for Wave 3.3 Deliverables, even where partial acceptance has been made. For the avoidance of doubt, the final acceptance process shall also include testing of the interaction of and with any Deliverables that have already been accepted at an earlier stage; if any Defect and/or Non-conformity is identified during this process, such Defect and/or Non-conformity shall be deemed to lie in the Deliverables still to be accepted.

8.7

For the avoidance of doubt, unless otherwise approved by Bosch in writing, WeRide’s obligations under this Agreement to deliver any and all Deliverables to Bosch or other Bosch Group Companies designated by Bosch are not conditioned upon Bosch’s obligations to complete the Conditional Acceptance Tests and/or Final Acceptance Tests under clause 7 and clause 8.

8.8

If any Deliverable which has passed the Final Acceptance Tests and WeRide has received Final Acceptance Certificate fails to pass any tests on the Designated Vehicle conducted by Bosch’s or other Bosch Group Companies’ Pilot Customer(s), WeRide shall or shall ensure its Affiliates to provide necessary assistance within reasonable time upon Bosch’s request, including but not limited to remote support or onsite support if remote support is not enough.

9	Project schedule and extension of time

9.1

WeRide shall or shall ensure its Affiliates to make a detailed development and delivery plan (“Detailed Plan”) in accordance with Appendix 4 (SOW) within a reasonable time as required under Appendix 13 (Project Collaboration Mode). Such Detailed Plan shall be readable and understandable and shall be subject to Bosch’s approval. If Bosch has any comments regarding the Detailed Plan, WeRide shall or shall ensure its Affiliates to revise and update the Detailed Plan according to Bosch’s comments within [***] Business Days since receipt of Bosch’s comments.

9.2	The Parties shall perform their work, duties and obligations under this Agreement in accordance with the Milestones and the Detailed Plan, except as otherwise provided in clause 9.3.

9.3	WeRide shall be given an extension of time for completion of any Milestone if one or more of the following events occurs:

9.3.1	a variation to the Deliverables is made at Bosch’s request under the change management procedures set out in clause 14; or

9.3.2	a Force Majeure Event occurs as described in clause 33.

9.4

If WeRide is entitled to an extension of time under clause 9.3, it shall give written notice to Bosch no later than [***] calendar days after the beginning of the event. Such notice shall specify the event relied on and, in the case of a Force Majeure Event under clause 33, shall estimate the probable extent of the delay. For the avoidance of doubt, in the event WeRide is entitled to an extension of time under clause 9.3, it shall be deemed that no delay has occurred as long as WeRide is in compliance with the changed schedule after giving effect to the extension of time.

9.5

No matter whether there is risks of delay or not, WeRide shall clarify to Bosch the progress of the cooperation between the Parties under this Agreement during such Project Meeting. If there is any risks of delay, WeRide shall provide a report to Bosch in writing to evaluate such risks of delay and develop remedial measures in order to comply with the Detailed Plan, which is subject to Bosch’s approval. Any delay shall be aligned with and approved by Bosch. Bosch’s approval of such delays will not jeopardize Bosch’s right to claim penalties in accordance with clause 21.3. For the avoidance of doubt, despite that WeRide and Bosch may discuss about any proposed change to this Agreement during the Project Meeting, but any such proposed change, including but not limited to any extension of time, shall be subject to this clause 9 and/or the change management procedures set out in clause 14.

9.6

WeRide shall align with Bosch of any delay by Bosch in provision of any support, Data or information which is required to be provided by Bosch. If WeRide’s completion of any Milestone is not possible without such support, Data or information from Bosch, WeRide shall be given extension of time and shall be exempted from any liabilities to Bosch for failure or delay to perform any obligations under this Agreement.

10	Support services

10.1	After SOP under the Project, WeRide shall or shall ensure its Affiliates to:

10.1.1	ensure that each version of SW Modules is clear, well-recorded, well documented, and could be traceable when requested and approved by Bosch to retain the Bosch Foreground IP;

10.1.2	provide on-site support at the place(s) requested by Bosch (e.g. premises of Bosch or OEM) for handling any claims in relating to the Deliverables at favorable and market competitive price.

10.1.3

follow the approach/steps of Eight Disciplines Problem Solving (“8D”) in accordance with Appendix 17 (8D Template) for the investigations, solutions and reports relating to the Deliverables and other relevant matters relating to its work, duties and obligations;

10.1.4

ensure a smooth communication channel with Bosch for handling all the matters (e.g. claims) in relation to the cooperation between the Parties under this Agreement. For such purpose, WeRide shall appoint a specialized contact team (with at least two team members) or two personnel for the Project and any change of such team/personnel must be notified to Bosch in at least [***] calendar days advance; and

10.2	WeRide shall ensure that support is available by telephone, e-mail, onsite support or other channel agreed by Bosch to provide assistance to Bosch in respect of the following:

10.2.1

remedying Defects and/or Non-conformities in the Deliverables and provision of corresponding Delivery Note duly executed by WeRide (if necessary, and the SHA-256 hash(es) shown on the Delivery Note shall be the same as the SHA-256 hash(es) generated by Bosch as for such updated Deliverables);

10.2.2	providing advice on how to make full use of the Deliverables; and

10.2.3	other support reasonably requested by Bosch.

11	WeRide personnel

11.1

WeRide undertakes and shall ensure its Affiliates undertake that their employees and contractors (if any), while on the premises of Bosch and/or other Bosch Group Companies, shall comply with all relevant rules and regulations laid down by Bosch and/or other Bosch Group Companies from time to time for the behavior of its own employees and/or contractors, and any other reasonable requirements of Bosch and/or other Bosch Group Companies. WeRide shall and shall ensure its Affiliates remove any employee or contractor whom Bosch and/or other Bosch Group Companies can demonstrate has failed to comply with such rules, regulations and requirements.

11.2

WeRide shall indemnify Bosch for all loss and damage to Bosch’s and other Bosch Group Companies’ employees, contractors or property caused by WeRide’s personnel while they are on Bosch’s or other Bosch Group Companies’ premises.

11.3

WeRide shall and shall ensure its Affiliates shall be responsible for the supervision, direction, control, wages, taxes, national insurance and benefits of its personnel undertaking WeRide’s or its Affiliates’ work, duties and obligations under this Agreement. WeRide and its Affiliates assumes full responsibility for their acts and omissions and acknowledges that they are not employees or agents of Bosch or other Bosch Group Companies and do not have the right to act as the representative of Bosch or other Bosch Group Companies.

12	Project management

12.1

Within [***] Business Days since the execution of this Agreement, each Party shall provide the organization chart for its team of the Project (“Organization Chart”) which shall specify key team members (“Key Staff”), management team (“Management Team”), project manager, the representative(s) of such Party for the Project (“Representative(s)”), their respective roles and their contact information (for example, e-mail, messenger, we-chat or other collaborative communication tools). WeRide’s team of the Project shall consist of team members as reasonably requested by Bosch in accordance with Appendix 13 (Project Collaboration Mode). The Parties shall keep the Organization Chart updated in time for any changes. If any information contained in the Organization Chart in respect of the Key Staff, Management Team, or Representative(s) changes, corresponding Party shall notify the other Party in writing within [***] calendar days since such change.

12.2	During the Term, WeRide and Bosch shall, in accordance with Appendix 13 (Project Collaboration Mode), carry out project meetings (“Project Meeting”) and provide project reports.

12.3	WeRide shall ensure that WeRide’s Representative(s), Management Team and Key Staff as set out in the Organization Chart remain unchanged, unless:

12.3.1	the individual to be replaced is prevented by ill-health from carrying out his or her duties in connection with the Agreement for a significant period;

12.3.2	the individual resigns from employment with WeRide or its Affiliates;

12.3.3	the contract of employment of the individual is terminated; or

12.3.4	Bosch makes a reasonable written request to WeRide to replace the individual because he/she has performed unsatisfactorily or has caused a breach of any of WeRide’s obligations under this Agreement.

If any Key Staff, team member of the Management Team, any project manager or Representative(s) of the Project designated by WeRide changes, WeRide shall notify Bosch [***] calendar days in advance and assign an equally competent candidate as their replacement as reasonably requested by Bosch in accordance with Appendix 13 (Project Collaboration Mode).

12.4

Notwithstanding to clause 12.3, WeRide shall ensure following Key Staff of WeRide in the Project in charge of following areas remain unchanged within [***] months since the execution of the Agreement: [***]

12.5

Duties of cooperation shall be incumbent on Bosch only to the extent that these have been expressly agreed in this Agreement. As for cooperation not expressly agreed by Bosch in this Agreement, subject to Bosch’s acceptance in writing, WeRide may propose a request to Bosch for cooperative assistance by written notice with a reasonable time which shall explain the reason and purpose of the cooperative assistance as well as any adverse consequences under the absence of such assistance.

12.6

Bosch and WeRide undertake to each other that, since the execution of the Agreement until [***] years after Wave 3.3 SOP, without the prior written consent of the other Party, each of Bosch and WeRide shall, and shall cause its respective Affiliates, not to solicit or entice away any employee of the other Party, either on its own account or in conjunction with or on behalf of any other individual or Legal Person. For the avoidance of doubt, if any employee of a Party or its Affiliates proactively seeks to be the employee of the other Party or its Affiliates, such other Party or its Affiliates shall not be deemed as soliciting or enticing away such employee.

12.7	Other detailed Project management rules shall refer to the rules as set out in Appendix 13 (Project Collaboration Mode).

13	Warranty period

13.1

WeRide shall be liable for the Defect or Non-conformities in any Deliverables for a period of [***] months since Wave 3.2 SOP; notwithstanding the foregoing, in case there are warranty periods in excess of the warranty period provided by any applicable laws and regulations, such longer warranty period shall apply (“Warranty Period”). For the avoidance of doubt, further updates made by WeRide to the Deliverables after WeRide delivers the Deliverables to Bosch shall not result in recalculation of the Warranty Period, and WeRide will not be liable for the Defect or Non-conformities in any Deliverables solely resulted from any change made by Bosch and/or other Bosch Group Companies unless such change is approved by WeRide or its Affiliates, to the Deliverables after being delivered by WeRide and/or its Affiliates.

13.2

Unless otherwise explicitly agreed in writing, throughout the Warranty Period WeRide shall or shall ensure its Affiliates to provide to Bosch the following services at a timely manner (i.e. within [***] Business Days upon the request from Bosch or within a longer period that is otherwise agreed by Bosch in writing) by means of technical support on-site, via telephone or email, without entitlement to any separate remuneration:

13.2.1

Defects and/or Non-conformities corrections or workarounds (updates, fixes and patches) to remedy critical errors and release of all generally available new versions or all updates of the Deliverables to Bosch and/or other Bosch Group Companies, and provision of corresponding Delivery Note duly executed by WeRide (if necessary, and the SHA-256 hash(es) shown on the Delivery Note shall be the same as the SHA-256 hash(es) generated by Bosch as for such updated Deliverables);

13.2.2	Assist on OEM after-sales claims related to possible or confirmed Defects, Non-conformities and/or performance error of the Deliverables;

13.2.3	Provision of all necessary information with regard to error restriction, error correction and/or error environment. To be more specific,

(a)	WeRide shall provide [***] and shall ensure Bosch is able to have access to acquire and analyze [***] in accordance with Appendix 4 (SOW);

(b)	Bosch shall be responsible for [***]. WeRide shall support Bosch [***] and shall support Bosch to [***]. Bosch shall provide [***]; and

(c)	Bosch shall be responsible [***].

13.3

After expiration of the Warranty Period and upon Bosch’s request, WeRide shall be obliged to or shall ensure its Affiliates to offer support and maintenance services at economically reasonable conditions for period of no less than [***] years, unless Bosch and/or other Bosch Group Companies otherwise makes any change to the Deliverables after being delivered by WeRide and/or its Affiliates, except that such change is approved by WeRide or its Affiliates.

13.4

During the Term of this Agreement, within the Warranty Period, if WeRide or its Affiliates gets to know about errors in codes, functions or other technical artefacts, e.g. Data sheets, WeRide shall or shall ensure its Affiliates to inform Bosch in a timely manner and to prepare the 8D report (including immediate and corrective actions) within [***] Business Days, i.e. according to the 8D Template, containment action D3 shall be informed within [***] Business Days, root cause D4 shall be informed within [***] Business Days, and the complete 8D report shall be completed within [***] Business Days. The above shall also apply to Cyber Security Incidents.

13.5

Without prejudice to the forgoing, WeRide shall be liable for any Defect in any Deliverables for the whole life cycle of such Deliverables (i.e. during the Warranty Period and after the expiration of the Warranty Period), including but not limited to bear relevant responsibility under clause 21, 22, and 23.

14	Change management

14.1

Any material change to cooperation between Bosch and WeRide under the Agreement, including but not limited to the scope of Deliverables, Business Requirement Specification, Price, After-SOP Royalties, time, dates, schedules, and/or milestones of the Project, IP and exclusivity requirements, must undergo the prior approval process and approved in writing by the Representatives from both Parties in advance.

14.2

Bosch may, by giving a change request according to the format as set out in Appendix 18 Part I (Change Request Format) to WeRide at any time during the Term, request a change to WeRide in relation to the Deliverables (“Change Request”).

14.3

Within the period specified in the Change Request, WeRide shall or shall ensure its Affiliates to, prepare for Bosch a reasonable written implementation plan of Bosch’s Change Request according to the format as set out in Appendix 18 Part II (Change Request Implementation Plan Format) in good faith, including but not limited to implementation details, schedule commitment, fee quote of any increase or decrease in the Price, and impact and risks analysis (including but not limited to any impact that the requested change would have on the Agreement, for example, impact on Business Requirements Specification, time, dates, schedules, and/or milestones of the Project, Price, After-SOP Royalties, any other functional or non-functional specifications and development fees and costs, according to the format as set out in Appendix 19 (Change Request Analysis Format)) corresponding to the Change Request (“Change Request Implementation Plan”).

14.4

If Bosch has any comments regarding the Change Request Implementation Plan, WeRide shall revise and update the Change Request Implementation Plan according to Bosch’s comments within [***] Business Days since receipt of Bosch’s comments, except that as for urgent issues with top severity (i.e., issues related to the functional safety, security, legal compliance and the Bosch’s customer’s complaints), WeRide shall revise and update the Change Request Implementation Plan according to Bosch’s comments within [***] since receipt of Bosch’s comments. Bosch shall provide its decision on the Change Request Implementation Plan (“Change Request Decision”) according to the format as set out in Appendix 18 Part III (Change Request Decision Format). If Bosch approves the Change Request Implementation Plan, unless otherwise requested by Bosch to sign a separate written agreement specifying any changes to the Agreement in respect of the requested change, the approved Change Request Implementation Plan and Change Request Decision shall be deemed as an integral part of this Agreement and WeRide shall or shall ensure its Affiliates to make the requested change accordingly.

14.5	After approval by Bosch in writing, WeRide may raise a change request and such change request shall be made mutandis mutatis in accordance with clause 14.2 to clause 14.4.

14.6

WeRide shall or shall ensure its Affiliates to offer to Bosch, and Bosch may at any time during the Term and at its sole discretion choose to obtain from WeRide and/or its Affiliates, any item of Software in substitution for any corresponding item of the Deliverables where the substitute item contains new technology or has better performance characteristics than such Deliverables. As part of the offer, WeRide shall or shall ensure its Affiliates to notify Bosch of any change in the development costs and fees which would result from such substitution.

14.7

As a principle, if Bosch raises a request on any change or substitution, WeRide shall or shall ensure its Affiliates to make its best endeavors, and in good faith, to provide Bosch with a quote that is to the largest extent reasonable under the market condition and industrial standard at that time.

15	Invoice and payment

15.1	As a principle arrangement for the payment of the Price and applicable PRC VAT,

15.1.1	the Price and applicable PRC VAT will be paid [***], based on the following [***]:

[***].

15.1.2	Bosch shall pay the Price and applicable PRC VAT in accordance with clause 15.1.3 and the following arrangement:

[***]

15.1.3

After each [***] has been achieved, WeRide shall send a compliant VAT special invoice or other applicable invoice according to Bosch’s request which is duly issued and verifiable to the invoice address as instructed by Bosch, has referred to Bosch’s purchase order number, is accompanied by a sufficiently detailed breakdown of the matters being invoiced, and has included the correct applicable PRC VAT (if any) (“Qualified Invoice”). Bosch shall have the right to verify the invoice provided by WeRide. If any information contained in the invoice (for example, applicable PRC VAT rate) provided by WeRide is not correct, such invoice shall constitute an “Unqualified Invoice” and Bosch shall have the right to request WeRide to provide a Qualified Invoice. Unless otherwise agreed, a Qualified Invoice shall be paid by Bosch within [***] calendar days after Bosch’s verification of the same at the earliest on condition that the respective payment is due and corresponding [***] has been achieved. Any payment by Bosch is subject to invoice verification by Bosch in advance. If Bosch has not discovered an Unqualified invoice was provided by WeRide and has paid in accordance with such Unqualified invoice, WeRide shall reimburse Bosch for any losses arising from any incorrect information contained in such Unqualified Invoice provided by WeRide.

15.2	As a principle arrangement for the payment of the After-SOP Royalties and applicable PRC VAT (if any),

15.2.1

Bosch shall be responsible for the payment of After-SOP Royalties and applicable PRC VAT (if any) in accordance with Appendix 10 Part II (After-SOP Royalties) and clause 15.2.3. However, Bosch shall have the right to designate any Bosch Group Companies to pay such After-SOP Royalties and applicable PRC VAT (if any) on its behalf.

15.2.2

Bosch shall or shall ensure other Bosch Group Companies to calculate and report payment of After-SOP Royalties and applicable PRC VAT (if any) occurring in each [***] period during the Royalty Period (“Reporting Cycle”) within [***] calendar days after the end of such Reporting Cycle (“[***] Report”). The [***] Report shall include [***] during the preceding [***] period.

15.2.3

A Qualified Invoice shall only be raised when corresponding [***] Report is issued by Bosch or other Bosch Group Companies. Bosch shall have the right to verify the invoice provided by WeRide. If WeRide provides an Unqualified Invoice, Bosch shall have the right to request WeRide to provide a Qualified Invoice. Unless otherwise agreed, a Qualified Invoice shall be paid by Bosch within [***] calendar days after Bosch’s verification of the same at the earliest on condition that the respective payment for corresponding [***] Report is due. Any payment by Bosch is subject to invoice verification by Bosch in advance. If Bosch or other Bosch Group Companies has not discovered that an Unqualified invoice was provided by WeRide and has paid in accordance with such Unqualified Invoice, WeRide shall reimburse Bosch or other Bosch Group Companies for any losses arising from any incorrect information contained in such Unqualified Invoice provided by WeRide.

15.2.4

If WeRide has reasonable preliminary evidence to prove that information contained in the [***] Report is false or inaccurate, WeRide shall submit such evidence to Bosch for Bosch’s confirmation. Bosch shall have the right to explain on such preliminary evidence provided by WeRide. If Bosch and WeRide cannot reach a consensus within [***] calendar days since WeRide’s provision of such reasonable preliminary evidence (for the avoidance of doubt, an audit will not be triggered if WeRide cannot provide any reasonable preliminary evidence), upon reasonable prior notice and subject to the confidentiality and publicity terms set out in clause 20, a qualified independent accounting firm (shall be one of the Big Four or as otherwise agreed by the Parties, “Auditor”) shall be jointly designated by WeRide and Bosch to audit the accuracy of the [***] Report. In the event an Auditor is engaged to audit the accuracy of the [***] Report, the amount of After-SOP Royalties set forth in the audit report issued by the Auditor shall be final and conclusive among the Parties. If the amount of After-SOP Royalties set forth in the audit report is above that set forth in the [***] Report provided by Bosch, Bosch shall make supplemental payment (including corresponding applicable PRC VAT, if any) to WeRide for the deficiency within [***] calendar days since the latter of release of the audit report and receipt of Qualified Invoice; and if the amount of After-SOP Royalties set forth in the audit report is below that set forth in the [***] Report provided by Bosch, WeRide shall refund the corresponding overpayment (including corresponding applicable PRC VAT, if any) to Bosch within [***] calendar days since release of the audit report. The cost of the Auditor shall be borne by Bosch if the audited amount of After-SOP Royalties is higher than the amount of After-SOP Royalties set forth in the [***] Report by [***]% or more; otherwise, the cost of the Auditor shall be borne by WeRide. The audit report shall only contain the result whether the [***] Report is accurate in respect of the [***] and the corresponding After-SOP Royalties during the audited [***] periods, and if not, what information need to be adjusted. The audit report shall be released by the Auditor to WeRide only upon obtaining Bosch’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed by Bosch. WeRide shall not obtain any materials of Bosch relevant to the audit (except for the audit report) without Bosch’s prior written approval. Details of the audit (including without limitation, scope, venue, time, manner) shall be further coordinated with and approved by Bosch. Notwithstanding to the foregoing, in any event, the audit shall be no more frequent than [***] and scope of audit shall be limited to the [***] Reports issued by Bosch during the [***]-year period before WeRide’s request to initiate the audit process in accordance with this clause 15.2.4. The [***] Reports that have been audited in accordance with this clause 15.2.4 shall not be audited again in any future audit.

15.3

Bosch may set off any amount due or expected to be due in [***] months, or liquidated damages for payment by WeRide to Bosch against any amount due for payment by Bosch or other Bosch Group Companies to WeRide under this Agreement or any other agreement between the Parties.

15.4

Except for the Price , After-SOP Royalties, and their applicable PRC VAT (if any), Bosch shall not be obliged to pay any additional charges or fees to WeRide, unless the applicable charges and fees are either specified in this Agreement or have been approved in writing in advance by Bosch.

15.5	Bosch may withhold payment against any invoice not submitted in accordance with this Agreement and shall immediately notify WeRide in writing of its reason for so doing.

15.6

If Bosch fails to pay any amount due in accordance with this Agreement for more than [***] days due to reasons solely attributable to Bosch or other Bosch Group Companies, WeRide shall be entitled to demand liquidated damages from Bosch in an amount equal to [***]% of the overdue amount for each calendar day commenced from expiry of the [***]-day grace period after the date that the payment is due.

16	Insurance

16.1	Subject to other sub-clauses of clause 16, WeRide shall at its own cost:

16.1.1	effect and maintain in force with reputable insurers approved by Bosch the following insurance policies on terms and conditions approved by Bosch with the minimum coverage per claim as follows:

(a)	automated driving liability insurance with the insurance coverage of no less thanCNY[***]for each claim during the road test period; and

(b)

personal injury and property damage relating to any or all the Deliverables (i) with insurance coverage of no less than CNY[***] from [***] to [***]; (ii) with insurance coverage of no less than CNY[***] from [***] to [***].

For each of the aforesaid insurance types, the minimum aggregate insurance limit for all insurable accidents occurring within [***] shall be twice of the minimum per claim insurance limit set forth above, i.e. (a) with respect to the automated driving liability insurance, the minimum aggregate insurance amount for all insurable accidents occurring within [***] shall be CNY[***] during the road test period; (b) with respect to personal injury and property damage relating to any or all the Deliverables, (i) the minimum aggregate insurance amount for all insurable accidents occurring from [***] to [***] shall be CNY[***], and (ii) the minimum aggregate insurance amount for all insurable accidents occurring from [***] to [***] shall be CNY[***].

16.1.2	Without prejudice to clause 16.1.1, if so requested by Bosch, WeRide shall provide a written confirmation of the insurer of the aforementioned insurance cover within [***] months upon Bosch’s request;

16.1.3	administer the insurance policies and WeRide’s relationship with its insurers at all times to preserve the benefits for the Bosch under this Agreement and/or the underlying Project; and

16.1.4	do nothing to invalidate any such insurance policy or to prejudice the entitlement of the Bosch under this Agreement and/or the underlying Project.

16.2

WeRide shall ensure the insurance policies as set forth in item (a) of clause 16.1.1 be purchased by WeRide within [***] weeks before starting of the road test of any test vehicle installed with any Deliverables, and the insurance policies as set forth in items (b) of clause 16.1.1 be purchased at least [***] months before [***].

16.3

During the last [***] months of each year since [***], the Parties shall negotiate in good faith to determine the insurance requirements for [***] based on past performance and sales volume of the Deliverables and insurance claims. The insurance coverage of insurances purchased by WeRide in accordance with this clause 16 shall be increased since WeRide or its Affiliates receives any After-SOP Royalties. The Parties shall negotiate in good faith how such insurance coverage will be increased when WeRide or its Affiliates is about to receive any After-SOP Royalties.

16.4	Any insurance policy effected and maintained under this clause 16 shall:

16.4.1	name Bosch as additional insured;

16.4.2	waive any right of subrogation of the insurers against Bosch or any of its Affiliates and their respective agents, officers and employees;

16.4.3	be primary and without right of contribution from other insurance which may be available to Bosch; and

16.4.4	prohibit the lapse of or any cancellation or non-renewal of such insurance, without the prior consent in writing of Bosch.

16.5	WeRide shall or shall ensure its Affiliates to inform Bosch in writing without delay prior to relevant changes in the insurance circumstances.

16.6

Even if the benefits under the insurance should not cover the loss or damage incurred by Bosch or third parties in full, the liability of WeRide vis-à-vis Bosch or the third parties affected remains in existence in full. In the event of inadequate insurance cover or of inadequate insurance benefit, WeRide’s liability towards Bosch and obligation to compensate Bosch shall remain unchanged.

17	Representations and warranties

17.1	WeRide acknowledges that Bosch has entered into this Agreement in reliance upon WeRide’s expertise in selecting and supplying goods and services fit to meet Bosch’s requirements.

17.2	WeRide warrants and represents that:

17.2.1	none of the WeRide Background IP will infringe the Intellectual Property Rights and legitimated interests of any third party;

17.2.2	none of the Deliverables to be supplied to Bosch or other Bosch Group Companies designated by Bosch will infringe the Intellectual Property Rights and legitimated interests of any third party;

17.2.3

Bosch Foreground IP shall be original and shall not be copies or substantial copies of any other work and shall not infringe the Intellectual Property Rights and legitimate interests of any third party;

17.2.4

WeRide and its Affiliates have complied with the Applicable Data Protection Laws as for the background Data in respect of the WeRide Background IP collected or held by WeRide or its Affiliates, and the background Data in respect of the WeRide Background IP collected or held by WeRide or its Affiliates as of the date of this Agreement is not subject to or protected under GDPR;

17.2.5	the Deliverables will meet all the requirements set out in the Business Requirement Specification;

17.2.6

it will perform its duties and obligations under this Agreement in a timely, reliable and professional manner, in conformity with good industry practice by a sufficient number of competent support staff with appropriate skills, qualifications and experience, and has and will at all times have the ability and capacity to meet Bosch’s requirements;

17.2.7	WeRide and its Affiliates are in compliance with and will be in compliance with all applicable laws and regulations when performing this Agreement;

17.2.8

Bosch and other Bosch Group Companies will receive good and valid title as for relevant materials and documents in respect of all Deliverables and Bosch Foreground IP, free and clear of all encumbrances and liens of any kind；and

17.2.9

the employees or other personnel of WeRide and its Affiliates who may have claims of moral rights or any other rights in any part of the Bosch Foreground IP have agreed that (i) they shall have no objection to the ownership or any use, dealing or exploitation of or with the Bosch Foreground IP; (ii) they shall remain anonymous authors; and (iii) that Bosch or other Bosch Group Companies designated by Bosch may make future modifications, adaptations and improvements to the Bosch Foreground IP, and may make disclosure and disposal of same (and any modifications, adaptations or improvements thereof) in any manner that Bosch or other Bosch Group Companies designated by Bosch deems fit.

17.3

Each Party warrants that it has full capacity and authority, and all necessary licenses, permits and consents to enter into and perform this Agreement and that those signing this Agreement are duly authorized to bind the Party for whom they sign. WeRide represents and warrants that (i) WeRide has obtained certificate of [***] Graded Protection ([***]); (ii) WeRide will obtain quality management certificate as for compliance with ISO [***] and provide a copy of such certificate to Bosch within [***] months since the execution of the Agreement; (iii) WeRide will obtain quality management certificate as for compliance with ISO [***] and provide a copy of such certificate to Bosch before [***]; (iv) WeRide will keep the aforementioned certificates valid until the expiration of the Term; (v) if necessary for WeRide to perform its obligations under the Agreement, WeRide will cooperate with qualified third parties which has obtained applicable certificates as [***] to ensure compliance with Applicable Data Protection Laws and will provide copies of such certificates of qualified third parties to Bosch upon Bosch’s request.

17.4

WeRide further represents and warrants that (i) WeRide will achieve [***] in accordance with the safety plan to be aligned by the Parties as required under Appendix 1 (Technical Requirements); (ii) WeRide will achieve the requirements in Appendix 2 (Quality Requirements) (including to achieve [***]) before [***] in accordance with Appendix 2 (Quality Requirements); and (iii) WeRide will ensure the compliance with the aforementioned requirements until the expiration of the Term. Bosch shall have the right to audit WeRide and its Affiliates either itself or by its designated third party in order to verify compliance with the afore-mentioned requirements. The audit shall be coordinated with WeRide and its Affiliates in terms of the scope, venue and time thereof. Neither Bosch nor other Bosch Group Companies shall keep, store, copy any of WeRide’s confidential information obtained from the audit.

18	Data compliance, Data security and Cyber Security

18.1	Bosch shall, WeRide shall, Bosch shall ensure other Bosch Group Companies and WeRide shall ensure its Affiliates during the Term:

18.1.1

Comply with all Applicable Data Protection Laws when performing this Agreement and ensure that the other Party, WeRide’s Affiliates and/or other Bosch Group Companies will not be exposed to any violation against Applicable Data Protection Laws due to its performance of this Agreement;

18.1.2

Take all technically feasible measures based on the current state of technology to safeguard all information and Data exchanged between the Parties, WeRide’s Affiliates and/or other Bosch Group Companies during the Term with immediate effect against unauthorized third-party access, in particular against misuse, loss, manipulation, damage or copying and Cyber Security Incidents;

18.1.3	Protect Data sent by e-mail effectively against unauthorized access by using the encryption systems;

18.1.4	Only transfer the Data outside [***] that ensure an adequate level of compliance with Applicable Data Protection Laws; and

18.1.5

Only store, edit or process the information and Data provided by the other Party, WeRide’s Affiliates and/or other Bosch Group Companies on (a) computer systems that are not connected and cannot be connected with the IT systems of third parties and/or (b) the cloud provided by third party cloud provider solely recognized by Bosch. If this is not possible, shall take or arrange all security measures that are technically feasible based on the current state of technology to prevent unauthorized access by third parties to the information and Data exchanged between the Parties, WeRide’s Affiliates and/or other Bosch Group Companies during the Term. WeRide shall and shall ensure its Affiliates observe the technical requirements for Cyber Security as set out in Appendix 6 (Technical Requirements for Cyber Security).

18.2

With regard to personal Data processing, (i) Bosch shall, and shall ensure other Bosch Group Companies designated by Bosch during the Term comply with all Applicable Data Protection Laws, and particularly the GDPR as required under Schedule 7 (GDPR Requirements) and the PRC Data Protection Laws on the protection of natural persons with regard to the personal Data processing and on the free movement of such Data, but only to the extent such Applicable Data Protection Laws are applicable to Bosch or other Bosch Group Companies; (ii) WeRide shall, and shall ensure its Affiliates during the Term comply with all Applicable Data Protection Laws, and particularly the GDPR as required under Schedule 7 (GDPR Requirements) and the PRC Data Protection Laws on the protection of natural persons with regard to the personal Data processing and on the free movement of such Data, but as for Applicable Data Protection Laws other than PRC Data Protection Laws, only to the extent such Applicable Data Protection Laws other than PRC Data Protection Laws are applicable to WeRide or its Affiliates [***] to be aligned by the Parties in accordance with the change management procedures under clause 14.

Inter alia if there is any processing activities in respect of personal Data protected by Applicable Data Protection Laws (including but not limited to GDPR and PRC Data Protection Law) by WeRide or its Affiliates on behalf of Bosch or other Bosch Group Companies, WeRide or its Affiliates shall be considered as a Data Processor under Applicable Data Protection Laws (including but not limited to GDPR and PRC Data Protection Law) in case of processing relevant personal Data provided by Bosch or other Bosch Group Companies or third parties designated by Bosch or other Bosch Group Companies. Thus, and within the scope of being obliged to comply with all Applicable Data Protection Laws, WeRide shall and shall ensure its Affiliates to, at the request of Bosch in accordance with Applicable Data Protection Laws, implement additional protection measures of a technical, legal or organizational nature or conclude additional legal documents with Bosch, such as a Data processing agreement without delay. As for other request of Bosch beyond the requirements under Applicable Data Protection Laws, WeRide and Bosch shall negotiate in good faith.

18.3

If requested by Bosch in writing, WeRide shall and shall ensure its Affiliates to provide reasonable assistance to Bosch and/or other Bosch Group Companies designated by Bosch to complete applicable government authorities’ evaluation of cross border transfer of Data contained in the Deliverables.

18.4

To the extent permitted by Applicable Data Protection Laws, WeRide shall be responsible to complete applicable government authorities’ evaluation of cross border transfer of Data contained in WeRide Background IP licensed to Bosch or other Bosch Group Companies designated by Bosch immediately after the execution of this Agreement.

19	Export control

19.1

WeRide shall or shall ensure its Affiliates to inform Bosch in its business documents, or by other means of communication as specified by Bosch (e.g. platforms), about any applicable requirements or restrictions for the (re-) export of the Deliverables under all the applicable national and international export control and customs regulations, as well as under the export control and customs regulations of the country of origin of the Deliverables (where applicable).

19.2

If requested by Bosch in writing, WeRide shall or shall ensure its Affiliates to provide reasonable assistance to Bosch and/or other Bosch Group Companies designated by Bosch to complete applicable export control procedures in respect of the Deliverables.

19.3

To the extent permitted by applicable laws and regulations, WeRide shall be responsible to complete applicable export control procedures in respect of WeRide Background IP licensed to Bosch or other Bosch Group Companies designated by Bosch immediately after the execution of this Agreement.

20	Confidentiality and publicity

20.1

The provisions of the Framework NDA shall be integral part of this Agreement and its terms and conditions shall apply mutandis mutatis in this Agreement (except for clause 4 (Term), clause 7 (Warranty and Liability), clause 8 (Choice of Law and Arbitration) of the Framework NDA and the ICA). Such provisions under the Framework NDA shall remain in full force [***] or [***], whichever occurs later (“Confidentiality Period”).

20.2

Electronic files provided by the providing Party or WeRide’s Affiliates/other Bosch Group Companies for use and compile of such Party or WeRide’s Affiliates/other Bosch Group Companies or other electronically stored Confidential Information shall be stored on a storable memory medium after the execution of Final Acceptance Certificate and the memory medium shall be handed over to the providing Party or WeRide’s Affiliates/other Bosch Group Companies within [***] Business Days upon request of the providing Party. Insofar as the Confidential Information is necessary to allow Bosch to Use WeRide Background IP, to integrate, operate and develop Bosch Foreground IP, and to make full use of the Deliverables, the receiving Party or WeRide’s Affiliates/other Bosch Group Companies may retain the required number of copies. Notwithstanding the foregoing, Bosch may retain copies of Confidential Information related to WeRide Background IP only to the extent that Bosch is continuously granted license of WeRide Background IP in accordance with relevant clauses of this Agreement. Confidential Information not required for the permitted purpose shall be deleted from the processing system of the receiving Party or WeRide’s Affiliates/other Bosch Group Companies within [***] Business Days upon request of the providing Party or WeRide’s Affiliates/other Bosch Group Companies.

20.3

Each Party shall notify the other Party if any of its staff connected with the provision or receipt of the Confidential Information becomes aware of any unauthorized disclosure of any Confidential Information and shall afford reasonable assistance to the other Party if so requested by such other Party, at that other Party’s reasonable cost, in connection with any enforcement proceedings which that other Party may elect to bring against any natural person or Legal Person.

20.4

Any public referencing, marketing or advertising by a Party, WeRide’s Affiliates or other Bosch Group Companies using the contractual relationship or the subject matter of this Agreement and any disclosure of information thereon as well as taking photographs on land or building sites or on or in premises of the other Party, WeRide’s Affiliates or other Bosch Group Companies and any respective publications of any kind are prohibited unless the other Party has given its consent to such public referencing, marketing or advertising, using and/or disclosure in writing in advance, except that both Parties, WeRide’s Affiliates and/or other Bosch Group Companies may disclose to its customers that the Parties have entered into cooperation in automated driving business and provide the approximate starting time of such cooperation.

20.5

WeRide shall and shall ensure its Affiliates, and Bosch shall and shall ensure other Bosch Group Companies to structure the organization of the processes and measures it is responsible for in such a way that they comply with the technical requirements according to the respective status of technology imposed to uphold the confidentiality of Confidential Information. In this respect WeRide shall and shall ensure its Affiliates, and Bosch shall and shall ensure other Bosch Group Companies to, within its sphere of responsibility, take the respective technical and organizational measures and ensure, in particular, that any unauthorized access to Confidential Information, especially against unlawful taking, loss, manipulation, damage or any form of duplication, is prevented by technical means.

20.6	The confidentiality and publicity obligation under this Agreement shall continue to apply for the Confidentiality Period.

21	Liabilities

21.1	Without the prejudice of other remedies that could be pursued by Bosch under this Agreement or in accordance with applicable laws and regulations:

21.1.1

In the event of a product liability claim, WeRide shall be obliged to indemnify Bosch and hold Bosch harmless from such claims if and to the extent the damage was caused by a Defect or Non-conformity in the Deliverables. In such circumstance, WeRide shall bear all costs and expenses, including any legal fees, except such costs are in total unnecessary and unreasonable, unless such Defect or Non-conformity in the Deliverables is solely resulted from any change made by Bosch and/or other Bosch Group Companies to the Deliverables after being delivered by WeRide and/or its Affiliates unless such change is approved by WeRide or its Affiliates, or such Non-conformity occurs after the expiration of the Warranty Period, and provided that such costs and expenses shall not exceed CNY[***];

21.1.2

Prior to any recall action which is partially or wholly caused by a Defect in the Deliverables supplied by WeRide, Bosch shall notify WeRide, give WeRide the opportunity to collaborate, and discuss with WeRide the efficient initiation of the recall action, except such notification of or collaboration with WeRide is not possible due to the particular urgency. The costs of the recall action shall be borne by WeRide to the extent that a recall action is caused by a Defect in the Deliverables supplied by WeRide, unless WeRide can prove that it is not liable for the Defect, unless such Defect in the Deliverables is solely resulted from any change made by Bosch and/or other Bosch Group Companies unless such change is approved by WeRide or its Affiliates, to the Deliverables after being delivered by WeRide and/or its Affiliates.

21.2

Except as otherwise provided in this Agreement, if a Party (the “Defaulting Party”) fails to perform all or any of its obligations under this Agreement or in any other way constitutes a breach of the Agreement, then the other Party (the “Aggrieved Party”) may:

21.2.1

give a written notice to the Defaulting Party stating the nature and extent of the breach and require the Defaulting Party to remedy it at its own expense within [***] Business Days since the receipt of the written notice (the “Remedial Period”); and

21.2.2

if the Defaulting Party fails to remedy the breach within the Remedial Period, the Aggrieved Party shall be entitled to require the Defaulting Party to bear all liabilities arising out of its act in breach and to compensate the Aggrieved Party for all losses arising out of its act in breach, including but not limited to, attorney’s fees, litigation or arbitration costs incurred in connection with any litigation or arbitration proceeding in connection with such breach, and any indirect or consequential loss (for example, loss of profit, loss of revenue, and loss of reputation), to the extent that such indirect or consequential have been foreseen or ought to have been foreseen as of the date of this Agreement.

Moreover, the Aggrieved Party shall still be entitled to require the Defaulting Party to perform its obligations hereunder. The exercise of the aforesaid rights by the Aggrieved Party shall not affect its exercise of other rights in accordance with the provisions of the Agreement and the applicable laws and regulations.

21.3

All agreed time, dates, schedules, and/or milestones are binding and are of essence to this Agreement. If any Milestone is delayed for more than [***] calendar days (except for the second and third Milestone, for more than [***] calendar days) due to reasons solely attributable to WeRide’s or its Affiliates’ failure to comply with the agreed Milestone, Bosch shall be entitled to demand liquidated damages from WeRide in an amount of CNY[***] for each SW Modules of [***] and each calendar day commenced upon expiry of the [***]-day grace period (or [***]-day grace period for the second and third Milestone) after non-compliance with such Milestone. Even if certain Deliverables affected by the delay are accepted by Bosch, Bosch’s rights to claim penalties under this Agreement shall not be jeopardized in any way. Nevertheless, the total liability of WeRide under this clause 21.3 shall not exceed CNY[***].

21.4

If WeRide’s obligations to provide warranty service in accordance with clause 13 is delayed due to reasons not attributable to Bosch for more than [***] calendar days after expiry of the remedy period stipulated under clause 13, Bosch shall be entitled to demand liquidated damages from WeRide in an amount of CNY[***] for each calendar day commenced upon expiry of the [***]-day grace period after non-compliance with such warranty obligations.

21.5

If WeRide’s obligations to purchase qualified insurance in accordance with clause 16 is delayed for more than [***] calendar days, Bosch shall be entitled to demand liquidated damages from WeRide in an amount of CNY[***] for each type of insurance and each calendar day commenced upon expiry of the [***]-day grace period after non-compliance with such requirements to purchase qualified insurance.

21.6

If WeRide or its Affiliates breaches any exclusivity requirements under clause 4 of this Agreement, Bosch shall be entitled to demand liquidated damages from WeRide in an amount equal to the sum of the following: (i) CNY[***] for each time WeRide breaches any exclusivity requirements under clause 4 of this Agreement; and (ii) the higher of (a) the amount WeRide or its Affiliates is entitled to receive [***], (b) the amount [***], and (c) the amount [***]. Bosch shall have the right to engage an Auditor to audit WeRide and its Affiliates to verify the amount WeRide or its Affiliates is entitled to receive [***] and the amount [***]. The audit fee shall be solely borne by Bosch. Bosch shall only be entitled to exercise the audit right for [***] and Bosch shall initiate such audit(s) before [***]. The audit shall be coordinated with WeRide and its Affiliates in terms of the venue and time thereof. Neither Bosch nor other Bosch Group Companies shall keep, store, copy any of WeRide’s confidential information obtained from the audit.

21.7	The remedies that Bosch is entitled to under applicable laws shall remain unaffected, whereby the liquidated damages under clauses 21.3 to 21.6 shall be credited against claims for compensation.

22	Indemnifications in general

22.1

WeRide covenants with and undertakes to Bosch to indemnify and hold harmless Bosch, other Bosch Group Companies and their successors in title, customers, officers, directors, supervisors, employees and agents (each an “Indemnified Person”) fully on demand and to keep each Indemnified Person indemnified and held harmless against any and all losses (including any direct loss (for example, legal and other professional costs and expense), and indirect or consequential losses (for example, loss of profit, loss of revenue, and loss of reputation), to the extent such indirect or consequential losses have been foreseen or ought to have been foreseen as of the date of this Agreement, “Losses”) on a full indemnity basis incurred, suffered or sustained by any Indemnified Person or asserted against any Indemnified Person, arising out of any breach of any obligations or failure to meet the Business Requirements Specification of WeRide under this Agreement and/or any Defect or Non-conformity in the Deliverables (irrespective of whether such Deliverables have been accepted or not).

23	Indemnification from liability and liability for the infringement of third party IP

23.1	Further to the definitions in clause 1, the following definitions shall apply:

23.1.1	“Infringement of IP” means any infringement of IP of a third party (including by assigned Affiliates or sub-contractors (if any) of WeRide) worldwide, including without limitation, by

(a)	actions like import, export, distribution, commercial use, and manufacture of the Deliverables under this Agreement,

(b)

the Deliverables used (i) alone or (ii) modified and/or in combination with other products/services as far as the modification and/or combination is in the scope of the usual, intended and/or agreed use of the Deliverables, and

(c)	infringement of trade secrets or confidential proprietary information.

23.1.2

“Claim” means all claims, actions, costs, damages, liabilities, expenses, court costs, reasonable attorney fees, and settlement fees arising out of or in connection with any assertion, claim or civil, criminal or administrative suit, action, or proceeding (including non-judicial proceedings) concerning an Infringement of IP anywhere in the world, brought by any third party or authority against any Indemnified Person in relation to the Deliverables supplied by WeRide or its Affiliates or in relation to the WeRide Background IP licensed by WeRide or its Affiliates.

23.2

WeRide shall and shall ensure its Affiliates to deliver the Deliverables and grant license of WeRide Background IP free from any flaw in title, including but not limited to infringement of any IP of third parties.

23.3

WeRide shall and shall ensure its Affiliates to, at Bosch’s request, indemnify, hold harmless and/or (unless such request is revoked) defend Bosch and all Indemnified Person (as defined in Clause 22.1) against all Claims (as defined in clause 23.1.2), unless WeRide or its Affiliates can prove that it is not liable for the Claim, or the Claim is solely resulted from change made by Bosch and/or other Bosch Group Companies to the Deliverables after being delivered by WeRide and/or its Affiliates unless such change is approved by WeRide or its Affiliates. However, in any case, Bosch may additionally freely choose its own representative for the defense against any Claims. WeRide hereby waives and shall ensure its Affiliates to waive any Claim against any Indemnified Person that any Claim arose out of compliance with Bosch’s specification or direction unless the specification has left him no leeway to execute it in a non-Claim-causing manner and the WeRide or its Affiliates has drawn Bosch’s attention to the risk of a Claim. Bosch acknowledges that WeRide or its Affiliates shall be notified and involved in handling any Claims and any settlement of a Claim requires prior written approval by Bosch and WeRide or its Affiliates, which approval of WeRide or its Affiliates shall not be unreasonably withheld, conditioned or delayed.

Nevertheless, if WeRide or its Affiliates refuses Bosch’s request to settle the Claims and the infringement of IP which is the subject matter of such proposed settlement in relation to the Deliverables supplied by WeRide or its Affiliates or in relation to the WeRide Background IP licensed by WeRide or its Affiliates is confirmed later on according to valid judgement or award issued by competent court or arbitration authority, Bosch shall be entitled to require WeRide or its Affiliates to bear all liabilities arising out of WeRide’s or its Affiliates’ refusal to settle the Claims and to require WeRide or its Affiliates to compensate Bosch and all Indemnified Person for all their losses arising out of WeRide’s or its Affiliates’ refusal to settle the Claims, including but not limited to, out-of-pocket costs and expenses, attorney’s fees, litigation or arbitration costs incurred in connection with any litigation or arbitration proceeding in connection with WeRide’s or its Affiliates’ refusal to settle the Claims, and any direct, indirect or consequential loss (for example, loss of business, loss of profit, loss of revenue and loss of reputation), including but not limited to (i) any losses resulted from suspension of development, delivery or production of Bosch, other Bosch Group Companies and/or their customers because of the Claims, (ii) any losses resulted from suspension or termination of cooperation between Bosch or other Bosch Group Companies and their customers because of the Claims, (iii) any losses resulted from breach by Bosch or other Bosch Group Companies of contracts between Bosch or other Bosch Group Companies and their customers because of the Claims, in each case above, to the extent that such indirect or consequential losses have been foreseen or ought to have been foreseen as of the date of WeRide’s or its Affiliates’ refusal to settle the Claims. WeRide shall not and shall cause its Affiliates not to refuse to bear the afore-mentioned liabilities (if any) by claiming that WeRide or its Affiliates has not foreseen or ought not to have foreseen specific losses (including specific amount of losses) as of the date of WeRide’s or its Affiliates’ refusal to settle the Claims. If Bosch or other Bosch Group Companies agree to settle any Claim without the prior written consent of WeRide, WeRide shall have no obligation to indemnify Bosch or other Bosch Group Companies for any cost, expense, or liabilities in connection with such settlement.

23.4	Information and assistance obligation

23.4.1	Outside of Claims:

(a)

WeRide shall in due time inform Bosch of all known IP related claims against WeRide or third parties relevant for the Deliverables (thus not limited to those directly related to the Deliverables) and WeRide Background IP. WeRide shall timely inform Bosch about (changes to) licensed rights for functions used or implemented in the Deliverables or WeRide Background IP and/or available by activation, wherein information shall comprise the name of licensor, the technology, the scope of the right of use, and any other information regarding the license WeRide is allowed to provide to Bosch.

(b)	On Bosch’s request, WeRide shall give information about all technologies used in the Deliverables or in WeRide Background IP.

(c)

WeRide shall support freedom from third party IP with regard to the Deliverables and/or WeRide Background IP by appropriate means, such as research on third-party IP, and make respective documents and analysis materials (e.g. claim charts) available to Bosch on request, and if further requested, also with an analysis regarding the relevance by a qualified IP expert accepted by both Parties.

23.4.2	In case of Claims:

WeRide shall timely assist Bosch in its investigation of, defense against, processing of, informing customers of any Claims etc., including the provision of explanations, documents, files or other information reasonably required by Bosch. This includes any information about the IP (and its validity and reasons for the Deliverables or WeRide Background IP not infringing the IP) in the possession of or to the knowledge of WeRide or its Affiliates which is subject matter of the Claims (e.g. research of state of the art, assessment of relevance for standards, knowledge about pre-use etc.) anywhere in the world. This also is valid retroactively for any other deliverables already supplied to Bosch.

23.4.3	Audit right.

Bosch shall have the right to audit WeRide’s performance of its obligations under this clause 23.4.

23.5

Additionally to the other remedies described in clause 23.3 and clause 23.4, WeRide shall procure for Bosch the right to continue using the Deliverables and WeRide Background IP for the intended and foreseeable use and selling the same, replace the same with equivalent non-infringing Deliverables and/or WeRide Background IP or modify the Deliverables and/or WeRide Background IP so that they become non-infringing (in accordance with all the terms and conditions of this Agreement and connected documents and qualification requirements) or by other appropriate means, while still being free of any Defect and Non-conformity. WeRide shall bear all costs related to these remedies.

23.6	Notwithstanding the foregoing, the Parties acknowledge and agree that:

23.6.1

The liability of WeRide towards Bosch out of third party claims against Bosch (including but not limited to claims from governmental authorities and Claims under this Agreement) under this Agreement shall have no cap and shall be subject to valid judicial instruments (e.g. court judgement, arbitration award), governmental or industrial authorities’ judgement, award, decree, order, notice, decision etc. related to such third party claims except that WeRide has accepted any liability in writing;

23.6.2

the aggregate liability of WeRide for breach of contract under this Agreement when Bosch and other Bosch Group Companies only have [***] customers in respect of the Deliverables (for the avoidance of doubt, excluding the product liability under clause 21.1.1, recall liability under clause 21.1.2, third party claims liability under clause 23.6.1, and liquidated damages under clause 21.6 for WeRide or its Affiliates’ beach of exclusivity obligation before Wave 3.2 SOP) shall in no event exceed [***]; except that if Bosch, before the [***], claims against WeRide for breach of contract under this Agreement if at that time Bosch and other Bosch Group Companies only have [***] customers in respect of the Deliverables, the aggregate liability of WeRide for breach of contract under this Agreement (for the avoidance of doubt, excluding the product liability under clause 2 1.1.1, recall liability under clause 21.1.2, third party claims liability under clause 23.6.1, and liquidated damages under clause 21.6) shall in no event exceed [***].

23.6.3

When Bosch or any other Bosch Group Companies decides to approach any Global OEMs customer in respect of the Deliverables, the Parties shall negotiate in good faith whether there shall be liability cap for breach of contract under this Agreement and if yes, the amount of the liability cap. If the Parties cannot reach consensus whether there shall be liability cap or the amount of the liability cap for breach of contract under this Agreement, liability cap under clause 23.6.2 for breach of contract under this Agreement shall apply.

24	Duration

This Agreement shall commence on the Commencement Date and shall continue, unless terminated earlier in accordance with clause 25 (“Term”).

25	Termination

25.1

Without prejudice to any rights that have accrued under this Agreement or any of its rights or remedies, Bosch may at any time terminate this Agreement with immediate effect by giving written notice to WeRide if:

25.1.1	WeRide or its Affiliates commits a Material Breach;

25.1.2

WeRide or its Affiliates repeatedly breaches any of the terms of this Agreement in such a manner as to reasonably justify the opinion that its conduct is inconsistent with it having the intention or ability to give effect to the terms of this Agreement;

25.1.3	there is any change of Control of WeRide that may materially affects Bosch’s interests (e.g. acquisition of significant share by competitor of Bosch or a competitor of WeRide);

25.1.4	WeRide suspends or ceases, or threatens to suspend or cease, to carry on all or substantially all of its business;

25.1.5

any representations and/or warranties given by WeRide in this Agreement (including without limitation such representations and warranties under clause 3.7 and clause 17) is found to be untrue or misleading in any material respects; or

25.1.6	WeRide’s assets are not enough to pay off all the debts or it is obviously incapable of clearing off its debts; or

25.1.7	an application is filed for insolvency or comparable debt settlement proceedings to be initiated with respect to the assets or operation of WeRide.

25.2

Unless otherwise provided hereunder, upon termination by Bosch in accordance with clause 25.1, this Agreement shall cease to be binding and enforceable upon the Parties from the date of termination, except that:

25.2.1

clauses 3 (to the extent relating to WeRide Background IP), 17.2.1, 17.2.4 and their relevant appendixes shall remain in full force and effect after the termination of this Agreement in the event Bosch is granted license of the Background IP after termination of this Agreement in accordance with clauses 25.4, 25.5 or 25.6;

25.2.2	clauses 10 and 13 and their relevant appendixes shall remain in full force and effect after the termination of this Agreement subject to the limitations as provided in clause 25.3; and

25.2.3

clauses 1, 3 (to the extent relating to Bosch Foreground IP, Bosch Foreground Data, and Deliverables), 5.20.3, 15 (to the extent applicable), 17.2.2, 17.2.3, 17.2.5 (applicable to such Deliverables delivered by WeRide and accepted by Bosch), 17.2.7 (to the extent applicable), 17.2.8, 17.2.9, 20, 21, 22, 23, 25, 27, 34, 35, 36, 37, 38, 39, 40, 41 and their relevant appendixes shall remain in full force and effect after the termination of this Agreement.

Remedies under applicable laws and regulations available to each Party shall not be affected by the termination of this Agreement.

25.3

After termination of this Agreement by Bosch in accordance with clause 25.1, WeRide shall or shall ensure its Affiliates to fulfill support, maintenance and warranty obligations in accordance with clauses 10 and 13 towards any and all Deliverables accepted and paid by Bosch as of the date of the termination, except that: (i) the warranty period shall start from the date of the termination; (ii) the support, maintenance and warranty standard shall refer to the latest Acceptance Criteria of the corresponding Milestones of the accepted Deliverables.

25.4

In the event this Agreement is terminated by Bosch in accordance with clause 25.1, Bosch and other Bosch Group Companies shall have the right to continuously be granted the license of WeRide Background IP in accordance with the terms and conditions no less favorable for Bosch than such in clauses 3, 17.2.1, 17.2.4 and their relevant appendixes, provided that Bosch shall, in addition to any Price due and payable by Bosch to WeRide in accordance with clause 15 as of the date of termination of this Agreement, pay the following Royalties to WeRide in accordance with clause 15 (to the extent applicable):

(i)

[***]% of the Before-SOP Royalties not due and payable as of the date of termination and [***]% of the After-SOP Royalties under Appendix 10 (Price and After-SOP Royalties), and their applicable PRC VAT (if any), if the termination is effected after the [***] but before the [***]; or

(ii)

[***]% of the Before-SOP Royalties not due and payable as of the date of termination and [***]% of the After-SOP Royalties under Appendix 10 (Price and After-SOP Royalties), and their applicable PRC VAT (if any), if the termination is effected after the [***] but before the [***]; or

(iii)

[***]% of the Before-SOP Royalties not due and payable as of the date of termination and [***]% of the After-SOP Royalties under Appendix 10 (Price and After-SOP Royalties), and their applicable PRC VAT (if any), if the termination is effected after the [***].

25.5

In the event WeRide seeks to terminate this Agreement by litigation, arbitration or any other method successfully on grounds of (a) Bosch’s failure to make payment in accordance with this Agreement for reasons not attributable to WeRide or its Affiliates, or (b) Bosch’s or other Bosch Group Companies’ infringement of WeRide Background IP, Bosch and other Bosch Group Companies shall have the right to continuously be granted the license of WeRide Background IP in accordance with the terms and conditions no less favorable for Bosch than such in clauses 3, 17.2.1, 17.2.4 and their relevant appendixes, provided that Bosch shall, in addition to any Price due and payable by Bosch to WeRide in accordance with clause 15 as of the date of termination of this Agreement, pay [***]% of the Before-SOP Royalties not due and payable as of the date of termination and [***]% of the After-SOP Royalties under Appendix 10 (Price and After-SOP Royalties), and their applicable PRC VAT (if any), regardless of when the termination is effected.

25.6

If WeRide seeks to terminate this Agreement by litigation, arbitration or any other method successfully on grounds other than (a) Bosch’s failure to make payment in accordance with this Agreement for reasons not attributable to WeRide or its Affiliates, or (b) Bosch’s or other Bosch Group Companies’ infringement of WeRide Background IP, upon Bosch’s request, Bosch and other Bosch Group Companies shall have the right to be continuously granted the license of WeRide Background IP according to terms and conditions no less favorable than such in clauses 3, 17.2.1, 17.2.4 and their relevant appendixes, provided that Bosch or other Bosch Group Companies designated by Bosch shall, in addition to any Price due and payable by Bosch to WeRide in accordance with clause 15 as of the date of termination of this Agreement, pay [***]% of the After-SOP Royalties under Appendix 10 (Price and After-SOP Royalties) and applicable PRC VAT (if any) to WeRide in accordance with clause 15 (to the extent applicable). For the avoidance of doubt, under such circumstance, none of Bosch and other Bosch Group Companies shall be obliged to pay the portion of the Before-SOP Royalties not due and payable in accordance with clause 15 as of the date of termination of this Agreement to WeRide in respect of the license of WeRide Background IP.

25.7

For the avoidance of doubt, for continuous license of WeRide Background IP in accordance with clauses 25.4, 25.5 or 25.6 after termination of this Agreement, Bosch shall have the right to choose not to sign any separate agreement and upon Bosch’s request, clauses 3, 15 (to the extent applicable), 17.2.1, 17.2.4, and their relevant appendixes relating to the license of WeRide Background IP shall still apply for the purpose of such continuous license of WeRide Background IP.

25.8

In the event that Bosch chooses not to be continuously granted the license of WeRide Background IP after termination of this Agreement by Bosch in accordance with clause 25.1, any and all provisions related to the license of WeRide Background IP to Bosch under this Agreement (including but not limited to clauses 3 (only to the extent relating to WeRide Background IP), 17.2.1, 17.2.4 and their relevant appendixes) shall terminate simultaneously upon the termination of this Agreement, unless the Parties have agreed otherwise. Under such circumstance, (i) upon request of WeRide, Bosch shall and shall make sure other Bosch Group Companies shall delete all information of WeRide Background IP in its possession, or destroy all media containing the WeRide Background IP in its possession under the circumstances where deletion is infeasible, and provide written confirmation and reasonable evidence of such deletion or destroy; (ii) after receipt of the written confirmation and reasonable evidence of Bosch’s fulfillment of the obligation to delete or destroy information and media of WeRide Background IP, WeRide shall refund [***]% of corresponding Price already paid by Bosch to Bosch or other Bosch Group Companies designated by Bosch plus the amount equivalent to [***]% of the PRC VAT paid by Bosch together with the aforesaid corresponding Price, which refund shall not be unreasonably withheld, conditioned or delayed by WeRide.

For the avoidance of doubt, if there is any conflict between clauses 25.4, 25.5, 25.6 or 25.8 and Appendix 10 (Price and After-SOP Royalties), clauses 25.4, 25.5, 25.6 or 25.8 shall prevail.

25.9

Termination or expiry of this Agreement shall not affect any rights, remedies, obligations or liabilities of the Parties that have accrued up to the date of termination or expiry, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination or expiry.

25.10

After termination of this Agreement, Bosch shall have the right to request WeRide to deliver any Deliverable which has been completed or prepared but not yet delivered to Bosch or other Bosch Group Companies designated by Bosch at reasonable price to be further agreed by the Parties in good faith, provided that such Deliverables shall be able to pass acceptance tests conducted by Bosch.

25.11	On termination of this Agreement for any reason, each Party shall as soon as reasonably practicable and in any event no later than [***] Business Days since the termination of this Agreement:

25.11.1

unless otherwise agreed under this Agreement, return, destroy or permanently erase (as directed in writing by the other Party) any documents, handbooks, CD-ROMs or DVDs or other information or Data provided to it by the other Party containing, reflecting, incorporating or based on Confidential Information belonging to the other Party. If required by the other Party, it shall provide written confirmation and other type of evidence as reasonably requested by the other Party no later than [***] calendar days after termination of this Agreement that these have been destroyed and that it has not retained any copies of them, provided that Bosch may retain copies of any WeRide Confidential Information incorporated into the Deliverables or to the extent necessary to allow it to Use WeRide Background IP, to integrate, operate and develop Bosch Foreground IP, and to make full use of the Deliverables. Notwithstanding the foregoing, Bosch may retain copies of WeRide Confidential Information related to WeRide Background IP only to the extent that Bosch is continuously granted license of WeRide Background IP in accordance with relevant clauses of this Agreement.

Notwithstanding its obligations in this clause 25.11.1, if a Party is required by any law, regulation, or government or regulatory body to retain any documents or materials containing the other Party’s Confidential Information, it shall notify the other Party in writing of such retention, giving details of the documents and/or materials that it must retain.

25.11.2

unless otherwise agreed under this Agreement, permanently delete any proprietary Software belonging to the other Party or any proprietary Software licensed or sublicensed to the other Party by any third party individual or Legal Person but excluding the subject of the license of WeRide Background IP granted by WeRide and its Affiliates (applicable only if Bosch is granted license of WeRide Background IP after termination of this Agreement pursuant to clauses 25.4, 25.5 or 25.6) or the Deliverables delivered to Bosch from its IT network and hard disks or other storage means associated with any computer equipment owned or controlled by the other Party. Each Party shall provide written confirmation to the other Party no later than [***] calendar days after termination of this Agreement that such Software has been deleted;

25.11.3

unless otherwise agreed under this Agreement, return all of the other Party’s equipment and materials, failing which, the other Party may enter the relevant premises and take possession of them. Until these are returned or repossessed, the Party in possession shall be solely responsible for their safe-keeping.

25.12	On termination of this Agreement for any reason, WeRide shall:

25.12.1

unless otherwise agreed under this Agreement, as soon as reasonably practicable and in any event no later than [***] Business Days since the termination of this Agreement, deliver to Bosch all Data, drawings, designs, plans, specifications, programs (including Source Codes) or other documentation, goods and supplies which exist at the date of termination and for which Bosch has paid the corresponding Price and applicable PRC VAT (if any) to WeRide, whether or not complete, and WeRide hereby assigns to Bosch ownership of any Bosch Foreground IP and Bosch Foreground Data in such materials to the extent these have not already been assigned to Bosch in accordance with clauses 3.9 and 3.10;

25.12.2

as soon as reasonably practicable and in any event no later than [***] Business Days since the termination of this Agreement, vacate Bosch’s premises leaving them clean and tidy and removing any goods, materials or equipment belonging to it (if applicable). Any goods, materials or equipment that have not been removed after [***] Business Days after termination of this Agreement may be disposed of by Bosch as it thinks fit.

25.13	Bosch shall not in any circumstances be liable to WeRide for redundancy payments and staff termination costs arising from termination or expiry of this Agreement.

25.14	Notice of termination must be provided in writing (e-mail is not included under this circumstance).

26	Tax

26.1	All taxes (excluding applicable VAT), fees and surcharges incurred from this Agreement shall be borne by the Party that is legally obliged to bear such taxes.

26.2

In case the After-SOP Royalties are subject to a withholding tax deduction in the country where the Bosch Group Company that is the licensee has its seat, Bosch Group Company shall withhold the tax imposed by law from the After-SOP Royalties payable and remit to the competent tax authorities such taxes. Should according to the Double Taxation Treaty between China and the country where the Bosch Group Company that is the licensee has its seat an exemption or reduction of the withholding tax is foreseen, WeRide and Bosch Group Company shall see to it that the application for exemption or reduction is processed in accordance with established rules. Bosch Group Company shall send WeRide a withholding tax certificate for the tax withhold within undue delay.

27	Notices

Any notice or other communication given to a Party under or in connection with this Agreement shall be in writing, shall be in bilingual (English and Chinese) and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Appendix 20 (Notice) (or at such other address as such Party may designate by [***] calendar days’ advance written notice to the other Party to this Agreement given in accordance with this clause 27). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of [***] Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

28	Test Recognition

28.1

WeRide shall ensure and shall cause its Affiliates to ensure that any Deliverables does not contain any functions which, without external interference, enable the recognition of a Test Situation. WeRide shall also ensure that the Deliverables do not contain any functions that optimize the product characteristics with regard to Test Situations. The functions mentioned above are only permitted insofar as they are necessary in terms of state of the art requirements, are legally permissible and are explicitly agreed with Bosch as part of the Deliverables.

28.2

“Test Situation” is provided, if the Deliverables contain any functions which, without external interference, enable the recognition of a standardized procedure for evaluating product characteristics, which is carried out by authorities or third parties recognized by law or through market recognition.

29	Competitiveness

Bosch and WeRide mutually agree that they will both take all the measures necessary in order to uphold the competitiveness of the Deliverables. The technology, quality, price and, if and to the extent applicable, the supply of the Deliverables must at least correspond to that of comparable deliverables of competitors and must comply with the requirements of Bosch.

30	Compliance

30.1

WeRide and Bosch hereby undertake to each other that, it shall comply with and shall make sure its Affiliates comply with applicable laws and regulations governing anti-corruption, criminal acts, Data security, Cyber Security, antitrust, etc.

30.2

During the Term, Bosch reserves the right, after giving prior notification in writing, to audit WeRide either itself or by a designated third party in order to verify compliance with the above-mentioned matters. The audit shall be coordinated with WeRide in terms of the scope, venue and time thereof.

30.3

In the event of a suspected violation of the obligations under clause 30.1, WeRide shall investigate any possible violations without undue delay and inform Bosch of the action taken to investigate. If the suspicion proves to be founded, WeRide shall inform Bosch within a reasonable period of time of the internal corporate measures it has taken to avoid violations in future. If WeRide fails to comply with these obligations within a reasonable period of time, Bosch reserves the right to terminate this Agreement in accordance with clause 25.1.

30.4

In the event of severe infringements of applicable laws and regulation, in particular of the provisions set forth in clause 30.1, Bosch reserves the right to terminate this Agreement with immediate effect.

31	Assignment

31.1

Without the prior written consent of Bosch, WeRide shall not assign or transfer any or all of its rights and obligations under this Agreement. However, WeRide shall have the right to assign any or all of its rights and obligations to its Affiliates without the prior written consent of Bosch, provided that WeRide bears joint liability with the assigned Affiliates on fulfilling its duties and obligations under this Agreement. WeRide’s attempt to assign or WeRide’s having assigned its rights and obligations under the Agreement (except to its Affiliates) without written consent of Bosch will be null and void and entitles Bosch to terminate this Agreement in accordance with clause 25.1.

31.2

For any obligations of WeRide and/or its Affiliates under this Agreement, Bosch may request WeRide and/or its Affiliates to perform against other Bosch Group Companies designated by Bosch if and to the extent permitted under applicable laws.

32	No partnership or agency

Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between the Parties, constitute any Party the agent of the other Party, nor authorize any Party to make or enter into any commitments for or on behalf of the other Party, except as expressly authorized by Bosch or WeRide (as the case may be).

33	Force majeure

33.1

In case of a Force Majeure Event, which is not of an inconsiderable duration and provided that a contractual adjustment to this Agreement is not possible: (1) performance of the contractual obligations by the Party, who is affected by the Force Majeure Event, shall be suspended for the duration of such Force Majeure Event; (2) in such case, such Party is not liable to the other Party for a delay or failure to performance of the contractual obligations; and (3) if the Force Majeure Event lasts for [***] calendar days or more, the Party not affected by the Force Majeure Event may terminate this Agreement by giving [***] calendar days’ written notice to the other Party.

33.2

Either Party is committed to promptly provide the other Party the necessary information, which may reasonably be expected, and furthermore to temporarily adapt their obligations in good faith to the changed circumstances.

33.3

The performance of such contractual obligations shall be continued without undue delay once the cause of the Force Majeure Event ceases. Neither Party shall be liable for any damages caused by a Force Majeure Event.

34	Remedies

Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

35	Waiver

No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall preclude or restrict the further exercise of that or any other right or remedy.

36	Entire agreement

This Agreement constitutes the entire agreement between the Parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter, including but not limited to (i) the [***] entered into by WeRide Inc. (an Affiliate of WeRide) and Bosch (China) Investment Ltd. (a Bosch Group Company) in [***], and (ii) the [***] exclusive counter offer in respect of the Project accepted and signed by WeRide on [***] and a supplement to such exclusive counter offer accepted and signed by WeRide on [***].

37	Variation

No variation of this Agreement shall be effective unless it is in writing and signed by the Parties (or their authorized representatives).

38	Severance

38.1

If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this Agreement.

38.2

If any provision or part-provision of this Agreement is invalid, illegal or unenforceable or if there is any loophole in this Agreement, the Parties shall negotiate in good faith to amend such provision so that, as amended, it is legal, valid, enforceable and complete, and, to the greatest extent possible, achieves the intended commercial result of the original provision.

39	Governing law and dispute resolution

39.1	This Agreement shall be exclusively governed by laws of PRC excluding any conflict of law provisions and the United Nations Convention on Contracts for the International Sale of Goods (CISG).

39.2

All disputes arising out of, related to, or in connection with this Agreement, including but not limited to, regarding its validity, enforcement, scope, termination, or breach (a “Dispute”) shall be settled in accordance with this clause 39.

39.3

In the event of any Dispute arising, the Parties shall first enter into amicable negotiation in good faith effort to arrive at mutual settlement of any such Dispute. If the Dispute has not been settled through negotiation within [***] calendar days, such Dispute shall thereafter be settled through arbitration in accordance with clause 39.4. Where the Dispute must urgently be resolved, however, a Party may commence arbitration in accordance with clause 39.4 at any time before the expiration of the negotiation period referred to in this clause 39.3.

39.4

Subject to clause 39.3, any Dispute shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Sub-commission (“CIETAC”) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitration award shall be final and binding on the Parties. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.

39.5

The arbitration shall be conducted by three arbitrators (“Arbitral Tribunal”). Each Party expressly agrees and consents to the procedure for nominating and appointing the Arbitral Tribunal as specified in the CIETAC’s rules, except that the Parties shall endeavor to mutually agree upon the selection of the presiding arbitrator. If the Parties are unable to agree on the selection of the presiding arbitrator within [***] calendar days after the date of the submission of the Dispute, the procedure for nominating and appointing the presiding arbitrator set forth in the CIETAC’s rules in effect at that time shall apply.

39.6	The seat or legal place of the arbitration shall be Shanghai, PRC.

39.7

The language used in the arbitral proceedings shall be English. Unless otherwise agreed to by the Parties, all documents submitted to the record of the arbitration in connection with the proceedings, and any statements given, shall be in the English language, or, if in another language, accompanied by an English translation.

39.8

The Parties agree that the existence and the content of the arbitration proceedings and any award issued by the Arbitral Tribunal shall be kept strictly confidential, except as (i) disclosure may be required of a Party to fulfil a legal duty or protect or pursue a legal right before a court or other judicial authority, or (ii) with the written consent of the other Party.

39.9

For the avoidance of doubt, each Party acknowledges that the commencement of an arbitration by either Party in accordance with this clause 39 does not permit either Party from ceasing to comply with its contractual obligations under this Agreement.

39.10	No discovery shall be conducted between the Parties.

40	Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

41	Basis of this Agreement and order of precedence of the contractual terms

41.1	Schedules set forth below and all appendixes to this Agreement are an integral part of this Agreement and shall be complied with by WeRide:

(a)	Schedule 1 (Terms and Conditions of Purchase-Bosch China (version 04/2021));

(b)	Schedule 2 (Terms and Conditions of Purchase-Robert Bosch GmbH (version 10/2021));

(c)	Schedule 3 (Supplementary Terms and Conditions of Purchase for Software (version 07/2019)), except for clause 9 (source code) thereof;

(d)	Schedule 4 (Additional Purchasing Terms and Conditions for Products regarding Open Source Software (version 02/2021));

(e)

Schedule 5 (Agreement on Quality and Corporate Social Responsibility (version 01/21), referred to as QAA), except for certain subclauses under clause 1 thereof in respect of (i) the requirement on WeRide to [***], and (ii) the requirement on WeRide to [***];

(f)	Schedule 6 (Agreement on CO2 Reduction (version 11/2021)); and

(g)	Schedule 7 (GDPR Requirements).

41.2

The latest version of such standard terms and conditions of Bosch which are relevant for purchasing can be found in the download area of purchasing and logistics at www.bosch.com (https://www.bosch.com/company/supply-chain/information-for-business-partners/#purchasing-terms-and-conditions).

41.3

This Agreement and its appendixes and schedules apply to the provision of any Deliverable or WeRide Background IP in the following order of precedence. The appendixes and schedules are intended to be complementary and not contradictory to this Agreement. Nevertheless, in the case of any contradictions, the following documents shall be applied in the following sequence: (1) this Agreement; (2) appendixes to this Agreement; (3) schedules to this Agreement (except that, if there is any conflict between Schedule 7 (GDPR Requirements) and the Agreement, Schedule 7 (GDPR Requirements) shall prevail); (4) any other relevant documents (if any). Any deviations in lower ranked documents only have priority over this Agreement if they were explicitly agreed upon with reference to this Agreement. If there is any contradictions among the appendixes to this Agreement, Bosch shall have the right to make any reasonable interpretation, clarification and adjustment to such appendixes, which interpretation, clarification and adjustment shall be accepted by WeRide (except that, (i) if there is any contradictions in respect of any time, dates, schedules, and/or milestones among the appendixes of this Agreement, such time, dates, schedules, and/or milestones specified in Appendix 4 (SOW) shall prevail); and (ii) if the KPIs under Appendix 4 (SOW) has any conflicts with the KPIs defined in Appendix 1 (Technical Requirements), the KPIs under Appendix 4 (SOW) shall prevail).

42	Other projects

Bosch Group shall have the right to cooperate with WeRide for other projects similar to the Project with terms and conditions no less favorable for Bosch than terms and conditions under this Agreement.

Table of Contents of the Appendixes and Schedules of this Agreement

Appendix 1	Technical Requirements

Appendix 2	Quality Requirements

Appendix 3	Project Schedule

Appendix 4	SOW

Appendix 5	Technical Project Definition

Appendix 6	Technical Requirements for Cyber Security

Appendix 7	[***] Delivery List

Appendix 8	AI Codex

Appendix 9	Framework NDA

Appendix 10	Price and After-SOP Royalties

Appendix 11	List of Competitors of WeRide

Appendix 12	Third Party IP List of WeRide Background IP

Appendix 13	Project Collaboration Mode

Appendix 14	Test Criteria Format

Appendix 15	Pre-acceptance Letter Format

Appendix 16	Acceptance Certificate Format

Appendix 17	8D Template

Appendix 18	Change Request

Appendix 19	Change Request Analysis Format

Appendix 20	Notice

Appendix 21	Delivery Note

Appendix 22	Technical Terms in the Appendixes

Schedule 1	Terms and Conditions of Purchase-Bosch China

Schedule 2	Terms and Conditions of Purchase-Robert Bosch GmbH

Schedule 3	Supplementary Terms and Conditions of Purchase for Software

Schedule 4	Additional Purchasing Terms and Conditions

Schedule 5	Agreement on Quality and Corporate Social Responsibility

Schedule 6	Agreement on CO2 Reduction

Schedule 7	GDPR Requirements

IN WITNESS WHEREOF, each of the Parties has executed this Agreement hereto as of the date first written above.

Bosch Automotive Products (Suzhou) Co., Ltd. (Company Chop)		Guangzhou WeRide Technology Limited Company (Company Chop)

By:	/s/ pki, BOSH, DE, M, A, Mathias Reimann	By:	/s/ Hua Zhong

Name:	Mathias Reimann	Name:	Hua Zhong

Title:	Authorized signatory	Title:	Senior vice president

By:	/s/ pki, BOSCH, APAC, Y, I, Yin Li	By:	/s/ Xu Han

Name:	Yin Li	Name:	Xu Han

Title:	Authorized signatory	Title:	Chief Executive Officer

Signature Page to the Cooperation Agreement

Appendix 1

Technical Requirements

Appendix 2

Quality Requirements

Appendix 3

Project Schedule

Appendix 4

SOW

Appendix 5

Technical Project Definition

Appendix 6

Technical Requirements for Cyber Security

Appendix 7

[***] Delivery List

Appendix 8

AI Codex

Appendix 9

Framework NDA

Appendix 10

Price and After-SOP Royalties

Appendix 11

List of Competitors of WeRide

Appendix 12

Third Party IP List of WeRide Background IP

Appendix 13

Project Collaboration Mode

Appendix 14

Test Criteria Format

Appendix 15

Pre-acceptance Letter Format

Appendix 16

Acceptance Certificate Format

Appendix 17

8D Template

Appendix 18

Change Request

Appendix 19

Change Request Analysis Format

Appendix 20

Notice

Appendix 21

Delivery Note Format

Appendix 22

Technical Terms in the Appendixes

Schedule 1

Terms and Conditions of Purchase-Bosch China

Schedule 2

Terms and Conditions of Purchase-Robert Bosch GmbH

Schedule 3

Supplementary Terms and Conditions of Purchase for Software

Schedule 4

Additional Purchasing Terms and Conditions for Products regarding Open Source

Software

Schedule 5

Agreement on Quality and Corporate Social Responsibility

Schedule 6

Agreement on CO2 Reduction

Schedule 7

GDPR Requirements